                                                                   Exhibit 10.27

                                  OFFICE LEASE

                                    BETWEEN

                           PAC COURT ASSOCIATES, L.P.,
                  a California limited partnership - "Landlord"

                                       AND

                         INTEGRATED INFORMATION SYSTEMS,
                        a Delaware corporation - "Tenant"

                               Dated May 16, 2000

                               TABLE OF CONTENTS

                                                                            Page

  I       BASIC LEASE PROVISIONS ..........................................   1

  II      DEFINITIONS .....................................................   2

          2.1. Certain Definitions ........................................   2
          2.2. Other Definitions ..........................................   4

  III     PREMISES AND TERM ...............................................   4

          3.1.    Lease of Premises .......................................   4
          3.2.    Term and Commencement ...................................   4
          3.3.    Early Entry .............................................   4
          3.4.    Delay in Possession .....................................   5
          3.5.    Tenant Delays ...........................................   5
          3.6.    Condition of Premises ...................................   5
          3.7.    No Representations ......................................   5

  IV      RENT AND ADJUSTMENTS ............................................   5

          4.1.    Monthly Rent ............................................   5
          4.2.    Additional Rent .........................................   5
          4.3.    Prorations ..............................................   5
          4.4.    Late Payment Charges ....................................   5
          4.5.    Security Deposit ........................................   6

  V       USE .............................................................   6

          5.1.    Tenant's Use ............................................   6
          5.2.    Compliance With Applicable Laws .........................   6
          5.3.    Restrictions ............................................   7
          5.4.    Landlord's Right of Entry ...............................   7

  VI      HAZARDOUS MATERIALS .............................................   7

          6.1.    Definition of Hazardous Materials .......................   7
          6.2.    Definition of Hazardous Materials Laws ..................   7
          6.3.    Use of Hazardous Materials ..............................   8
          6.4.    Disclosures .............................................   8
          6.5.    Inspection; Compliance ..................................   8
          6.6.    Indemnification .........................................   8
          6.7.    Assignment and Subletting ...............................   9

  VII     OPERATING EXPENSES;TAXES; UTILITIES .............................   9

          7.1.    Tenant to Bear Tenant's Share of Excess Project
                    Expenses ..............................................   9
          7.2.    Definition of Tenant's Share ............................   9
          7.3.    Definition of Operating Expenses ........................   9
          7.4.    Definition of Real Property Taxes .......................  10
          7.5.    Intentionally Deleted ...................................  10
          7.6.    Tax on Improvements .....................................  10
          7.7.    Utilities and Services ..................................  10
          7.8.    Security Measures .......................................  11

  VIII    ALTERATIONS .....................................................  11

          8.1.    Permitted Alterations ...................................  11
          8.2.    Trade Fixtures ..........................................  11
          8.3.    Mechanics' Liens ........................................  11
          8.4.    Alterations by Landlord .................................  11

  IX      MAINTENANCE AND REPAIR ..........................................  12

          9.1.    Landlord's Maintenance and Repair Obligations ...........  12
          9.2.    Tenant's Maintenance and Repair Obligations .............  12
          9.3.    Waiver ..................................................  12
          9.4.    Self-Help ...............................................  12

  X       COMMON AREA AND PARKING .........................................  12

          10.1.   Grant of Nonexclusive Common Area License and Right .....  12
          10.2.   Use of Common Area ......................................  12
          10.3.   Control of Common Area ..................................  13
          10.4.   Maintenance of Common Area ..............................  13
          10.5.   Revocation of License ...................................  13
          1O.6.   Landlord's Reserved Rights ..............................  13
          10.7.   Parking .................................................  13
          10.8.   Satellite Dish ..........................................  13


                                      (i)

  X1      EXCULPATION, INDEMNITY AND INSURANCE ............................  14

          11.1.   Indemnification .........................................  14
          11.2.   Landlord's Property Insurance ...........................  14
          11.3.   Tenant's Insurance ......................................  14
          11.4.   Deductibles .............................................  14
          11.5.   Blanket Coverage ........................................  14
          11.6.   Increased Coverage ......................................  14
          11.7.   Sufficiency of Coverage .................................  15
          11.8.   Insurance Requirements ..................................  15
          11.9.   Intentionally Deleted ...................................  15
          11.10.  Landlord's Disclaimer ...................................  15
          11.11.  Waiver of Subrogation ...................................  15

  XII     DAMAGE OR DESTRUCTION ...........................................  15

          12.1.   Landlord's Obligation to Rebuild ........................  15
          12.2.   Landlord's Right to Terminate ...........................  15
          12.3.   Tenant's Right to Terminate .............................  15
          12.4.   Effect of Termination ...................................  16
          12.5.   Limited Obligation to Repair ............................  16
          12.6.   Abatement of Monthly Rent ...............................  16
          12.7.   Landlord's Determination ................................  16

  XIII    CONDEMNATION ....................................................  16

          13.1.   Total Taking - Termination ..............................  16
          13.2.   Partial Taking ..........................................  16
          13.3.   No Apportionment of Award ...............................  16
          13.4.   Temporary Taking ........................................  17
          13.5.   Sale Under Threat of Condemnation .......................  17

  XIV     ASSIGNMENT AND SUBLETTING .......................................  17

          14.1.   Prohibition .............................................  17
          14.2.   Landlord's Consent ......................................  17
          14.3.   Information .............................................  17
          14.4.   Standard for Consent ....................................  17
          14.5.   Bonus Value .............................................  18
          14.6.   Certain Transfers .......................................  18
          14.7.   Landlord's Fee and Expenses .............................  18
          14.8.   Transfer of the Premises by Landlord ....................  18

  XV      DEFAULTS AND REMEDIES ...........................................  18

          15.1.   Tenant's Default ........................................  18
          15.2.   Bankruptcy or Insolvency ................................  19
          15.3.   Landlord's Remedies .....................................  19
          15.4.   No Surrender ............................................  20
          15.5.   Interest on Late Payments ...............................  20
          15.6.   Attorneys' and Other Fees ...............................  20
          15.7.   Landlord's Default ......................................  21
          15.8.   Limitation of Landlord's Liability ......................  21
          15.9.   Mortgagee Protection ....................................  21
          15.10.  Landlord's Right to Perform .............................  21
          15.11.  Limitation of Actions Against Landlord ..................  21
          15.12.  Waiver of Jury Trial ....................................  21

XVI       SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS .................  21

          16.1.   Subordination, Attornment and Non-Disturbance ...........  21
          16.2.   Estoppel Certificate ....................................  22
          16.3.   Financial Information ...................................  22

  XVII    SIGNS AND GRAPHICS ..............................................  22

  XVIII   QUIET ENJOYMENT .................................................  22

  XIX     SURRENDER; HOLDING OVER .........................................  23

          19.1.   Surrender of the Premises ...............................  23
          19.2.   Holding Over ............................................  23

  XX      Intentionally Deleted ...........................................  23

  XXI     MISCELLANEOUS AND INTERPRETIVE PROVISIONS .......................  23

          21.1.   Broker ..................................................  23
          21.2.   Examination of Lease ....................................  23
          21.3.   No Recording ............................................  23


                                      (ii)

          21.4.   Quitclaim ...............................................  23
          21.5.   Modifications for Mortgagees ............................  23
          21.6.   Notice ..................................................  23
          21.7.   Captions ................................................  24
          21.8.   Executed Copy ...........................................  24
          21.9.   Time ....................................................  24
          21.10.  Severability ............................................  24
          21.11.  Survival ................................................  24
          21.12   Choice of Law ...........................................  24
          21.13.  Gender; Singular, Plural ................................  24
          21.14.  Non-Agency ..............................................  24
          21.15.  Successors ..............................................  24
          21.16.  Waiver; Remedies Cumulative .............................  24
          21.17.  Unavoidable Delay .......................................  24
          21.18.  Entire Agreement ........................................  24
          21.19.  Authority ...............................................  24
          21.20.  Guaranty ................................................  25
          21.21.  Exhibits; References ....................................  25
          21.22.  Basic Lease Provisions ..................................  25
          21.23.  No Merger ...............................................  25
          21.24.  Joint and Several Obligations ...........................  25
          21.25.  No Light or Air Easement ................................  25
          21.26.  Lease Subject to Matters of Record ......................  25
          21.27.  Hazardous Materials Disclosure ..........................  25
          21.28.  Tenant's and Guarantor's Financial Condition .............  25

May 2, 2000

                                     (iii)

                                  OFFICE LEASE

         This Office Lease dated May 16, 2000 (this "Lease") is entered into by and between PAC COURT ASSOCIATES, L.P., a California limited partnership ("Landlord"), and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation ("Tenant").

                                    ARTICLE I
                             BASIC LEASE PROVISIONS

         Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease:

1.       Address of Landlord:                c/o Banyan Pacific, LLC
                                             114 Pacifica, Suite 230
                                             Irvine, California 92618-3318

2.       Premises Address:                   114 Pacifica, Suite 300
                                             Irvine, California 92618-3318

3.       Address of Tenant:

         (a)      Notices:                   1560 W. Fountainhead Parkway
                                             Tempe, Arizona 85282
                                             Attention: Corporate Counsel

                  with a copy to:            114 Pacifica, Suite 300
                                             Irvine, California 92618-3318


         (b)      Billing:                   1560 W. Fountainhead Parkway
                                             Tempe, Arizona 85282
                                             Attention: Accounts Payable

4.       Tenant's Trade Name:      Integrated Information Systems

5.       Tenant's Contact:         Susan Howells        Telephone:  (   ) _________________

6.       Premises Rentable Square Feet:  11,109 Square Feet         Tenant's Share: 10.36%
         Building Rentable Square Feet:  107,199 Square Feet

7.       Anticipated Commencement Date: August 1, 2000

8.       Term: Six (6) years

9.       Monthly Rent:                       Lease Month/Year:                         Monthly Rent Amount:

                                                   1-12                                     $28,327.95
                                                   13-24                                    $29,438.85
                                                   25-36                                    $30,549.75
                                                   37-48                                    $31,660.65
                                                   49-60                                    $32,771.55
                                                   61-72                                    $33,882.45

10.      Security Deposit:    $31,160.75

11.      Tenant Improvement Allowance  $269,109.00

12.      Broker(s):       Landlord:  CB Richard Ellis
                          Tenant:    Lee & Associates

13.      Landlord's Space Planner:   H. Hendy Associates

14.      Guarantor:       None.

15. Project Expense Base: Actual operating expenses for calendar year 2000, projected to 95% occupancy.

Exhibits:          A      Graphic Depiction of Premises            D     Commencement Date Memorandum
                   B      Project Site Plan                        E     Rules and Regulations
                   C      Work Letter

Riders:            Lease Rider No. 1 - Letter of Credit
                   Lease Rider No. 2 - Right to Extend Term
                   Lease Rider No. 3 - Right of First Refusal
                   Lease Rider No. 4 - Signage Rights
                   Lease Rider No. 5 - Lease Modifications


May 2, 2000

                                   ARTICLE II
                                   DEFINITIONS

         2.1. CERTAIN DEFINITIONS. The capitalized terms set forth below, unless the context clearly requires otherwise, shall have the following meanings in this Lease:

         "ADDITIONAL RENT" means any and all sums (whether or not specifically called "Additional Rent" in this Lease) other than Monthly Rent which Tenant is or becomes obligated to pay to Landlord under this Lease. See also "Rent."

         "ALTERATIONS" means any alterations, decorations, modifications, additions or improvements made in, on, about, under or contiguous to the Building or the Premises after the Commencement Date, including, but not limited to, lighting, HVAC and electrical fixtures, pipes and conduits, fiber-optics and other telecommunications cabling, transfer, storage and disposal facilities, partitions, drapery, wall coverings, shelves, cabinetwork, carpeting and other floor coverings, ceiling tiles, fixtures and carpentry installations.

         "APPLICABLE LAWS" means the laws, rules, regulations, ordinances, restrictions, and practices described in Section 5.2.

         "APPLICABLE RATE" means the greater of ten percent (10%) per annum or five percent (5%) in excess of the discount rate of the Federal Reserve Bank of San Francisco in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Applicable Rate imposition; provided, however, the Applicable Rate shall in no event exceed the maximum interest rate permitted to be charged by applicable law.

         "BOMA STANDARD" means the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996.

         "BROKER" means the person or entity identified in Item 12 of the Basic Lease Provisions.

         "BUILDING" means that certain building known as Pacifica Court and within which the Premises are located.

         "CASUALTY" is defined in Section 12.1.

         "CITY" means the City of Irvine, California.

         "CLAIMS" is defined in Section 11.3.1.

         "COMMENCEMENT DATE" means the commencement date of the Term, described in Section 3.2.

         "COMMON AREA" means all interior and exterior areas and facilities within the Project exclusive of the Premises and other portions of the Project leased (or to be leased) exclusively to other tenants. The Common Area includes, but is not limited to lobbies, hallways, restrooms, parking areas, access and perimeter roads, sidewalks, landscaped areas and similar areas and facilities. Tenant's use of the Common Area, and its rights and obligations with respect thereto, are more particularly described in Article X.

         "COUNTY" means the County of Orange, California.

         "EVENT OF DEFAULT" means the Tenant defaults described in Section 15.1.

         "GUARANTOR" means the person(s) or entity identified in Item 14 of the Basic Lease Provisions.

         "HVAC" means the heating, ventilating and air conditioning system serving the Building.

         "HAZARDOUS MATERIALS" is defined in Section 6.1.

         "HAZARDOUS MATERIALS LAWS" is defined in Section 6.2.

         "LANDLORD'S AGENTS" means Landlord's authorized agents, representatives, property managers (whether as agents or independent contractors), consultants, contractors, partners, subsidiaries, affiliates, directors, officers and employees.

         "LANDLORD PARTIES" is defined in Section 11.1.

         "LANDLORD'S SPACE PLANNER" means the interior design consultant, space planner or architect or architectural firm from time to time designated by Landlord to perform the function of Landlord's Space Planner set forth in this Lease. Landlord's Space Planner initially shall be the firm designated in Item 13 of the Basic Lease Provisions.

         "LEASE" means this instrument together with all exhibits, amendments, addenda and riders attached hereto and made a part hereof.

         "MONTHLY RENT" means the monthly rental which Tenant is to pay to Landlord pursuant to Section 4.1, as the same may be adjusted from time to time as set forth in this Lease. See also "Rent."

May 2, 2000
Page 2 of 26

         "MORTGAGE" means any mortgage, deed of trust, or similar lien on or covering the Project or any part thereof.

         "MORTGAGEE" means any mortgagee of a mortgage, beneficiary of a deed of trust or lender having a lien on or covering the Project or any part thereof.

         "NOTICE" means each and every notice, communication, request, demand, reply or advice, or duplicate thereof, in this Lease provided or permitted to be given, made or accepted by either party to any other party, which shall be in writing and given in accordance with the provisions of Section 21.6.

         "OPERATING EXPENSES" is defined in Section 7.3.

         "PLANS" means the final working drawings for the construction of the Tenant Improvements to be prepared and approved as set forth in the Work Letter.

         "PREMISES" means the premises depicted on the floor plan attached hereto as Exhibit "A". The Premises are located within and constitute a portion of the Building at the address set forth in Item 2 of the Basic Lease Provisions.

         "PROJECT" means that certain real property, and all improvements thereon, including the Building and other buildings, if any, located within the boundaries of such property, shown on the Project Site Plan.

         "PROJECT EXPENSE BASE" means the allowance for Project Expenses that Landlord will credit to Tenant's Share of Project Expenses under Article VII, which allowance amount is set forth under Item 15 of the Basic Lease Provisions.

         "PROJECT EXPENSES" means, collectively, Operating Expenses and Real Property Taxes.

         "PROJECT SITE PLAN" means the plan attached hereto as EXHIBIT "B".

         "REAL PROPERTY TAXES" is defined in Section 7.4.

         "RENT" means Monthly Rent and Additional Rent, collectively.

         "PREMISES RENTABLE SQUARE FEET" means (a) with respect to the Premises, the usable area of the Premises determined in accordance with the Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, plus a pro-rata portion of the main lobby area on the ground floor and all elevator machine rooms, electrical and telephone equipment rooms and mail delivery facilities, janitor rooms and other common areas used by all tenants of the Building, if any, plus (i) for single tenancy floors, all the area covered by the elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, electrical rooms, janitor rooms and telephone closets on such floors, or (ii) for multiple tenancy floors, a pro-rata portion of all of the area covered by the elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, electrical rooms, janitor rooms, telephone closets and any other common areas on such floor, and (b) with respect to the Building, the total rentable area for all floors in the Building computed in accordance with the provisions of clause (a) above. In calculating the "Premises Rentable Square Feet" of the Premises or the Building, the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and major pipe shafts will be excluded. In connection with the initial improvement of the Premises with Tenant Improvements, if Landlord believes that there is a discrepancy between the actual Premises Rentable Square Feet and the number set forth in the Basic Lease Provisions of this Lease, Landlord may require that Landlord's Space Planner physically measure the Premises prior to occupancy of the Premises by Tenant in order to verify the Premises Rentable Square Feet, which determination by Landlord's Space Planner shall be conclusive. If Landlord's Space Planner discovers a discrepancy, the Premises Rentable Square Feet shall be adjusted accordingly; provided, however, that any adjustment to the Premises Rentable Square Feet shall not result in an increase or decrease greater than two (2) percent of the Premises Rentable Square Feet stated in the Basic Lease Provisions of this Lease. Upon an adjustment, if any, to the Premises Rentable Square Feet, there shall also be an appropriate adjustment to Tenant's Share, the Monthly Rent and the Security Deposit, which adjustments shall be reflected in the Commencement Date Memorandum or other writing signed by Landlord and Tenant.

         "RESTRICTIONS" means, collectively, the covenants, conditions or restrictions and all other matters of record affecting the Premises, as the same may be amended from time to time.

         "RULES AND REGULATIONS" means the rules and regulations attached hereto as EXHIBIT "E" and any modifications thereto promulgated by Landlord or Landlord's Agents from time to time.

         "SECURITY DEPOSIT" means the amount set forth in Item 10 of the Basic Lease Provisions, which shall be paid to Landlord by Tenant pursuant to Section 4.5.

         "SUBSTANTIAL COMPLETION" AND "SUBSTANTIALLY COMPLETED" means the Tenant Improvements, or repair of the Premises following a Casualty, have been fully completed except for minor details of construction, mechanical adjustments or decoration which do not materially interfere with Tenant's use and enjoyment of the Premises (items normally referred to as "punch list" items).

May 2, 2000
Page 3 of 26

         "TENANT DELAYS" means (i) any and all delays in the construction of the Tenant Improvements due to the fault of the Tenant, as defined and specified in the Work Letter, and/or (ii) delays due to Tenant's failure to deliver to Landlord prior to the Anticipated Commencement Date, executed copies of policies of insurance or certificates thereof as required under Article XI, or other deposits or information required under this Lease.

         "TENANT IMPROVEMENTS" means those certain improvements, if any, to be constructed on the Premises as provided in Section 3.6 and in the Work Letter.

         "TENANT'S AGENTS" means Tenant's agents, representatives, consultants, contractors, affiliates, subsidiaries, officers, directors, employees, subtenants, guests and invitees.

         "TENANT PARTIES" is defined in Section 11.1.

         "TENANT'S PERSONAL PROPERTY" means Tenant's removable trade fixtures, furniture, equipment and other personal property located in or on the Premises.

         "TENANT'S SHARE" is defined in Section 7.2.

         "TERM" means the term of this Lease, as provided in Section 3.2.

         "UNAVOIDABLE DELAY" means any delays which are beyond a party's reasonable control, including, but not limited to, delays due to inclement weather, strikes, acts of God, inability to obtain labor or materials, inability to secure governmental approvals or permits, governmental restrictions, civil commotion, fire, earthquake, explosion, flood, hurricane, the elements, or the public enemy, action or interference of governmental authorities or agents, war, invasion, insurrection, rebellion, riots, lockouts, "Y2K"-related problems or any other cause whether similar or dissimilar to the foregoing which is beyond a party's reasonable control; provided however, that in no event shall any of the foregoing ever apply with respect to the payment of any monetary obligation.

         "USABLE SQUARE FEET" of the Premises as used in EXHIBIT "C" means the usable area of the Premises as determined in accordance with the BOMA Standard.

         "WORK LETTER" means the work letter between Landlord and Tenant regarding the construction of the Tenant Improvements, if any, in the form as attached hereto as EXHIBIT "C".

         2.2. OTHER DEFINITIONS. Terms defined elsewhere in this Lease, unless the context clearly requires otherwise, shall have the meaning as there given.

                                   ARTICLE III
                                PREMISES AND TERM

         3.1. LEASE OF PREMISES. Subject to and upon the terms and conditions set forth herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord.

         3.2. TERM AND COMMENCEMENT. Unless sooner terminated as provided herein, the Term of this Lease shall be for that period of years and months set forth in Item 8 of the Basic Lease Provisions, as the same may be extended in accordance with any option or options to extend the Term granted herein, and shall commence (the "Commencement Date"), subject to Section 3.5 below, on the earlier of (i) the date upon which the City or County has approved the Tenant Improvements in accordance with its building code, as evidenced by its written approval thereof in accordance with the building permits issued for the Tenant Improvements, (ii) the date Landlord's Space Planner has certified in writing that the Tenant Improvements are substantially completed in accordance with the Plans, or (iii) the date Tenant commences occupancy of the Premises. When the actual Commencement Date has occurred, Landlord and Tenant shall execute a Commencement Date Memorandum in the form shown in EXHIBIT "D". Landlord and Tenant anticipate that the Term will commence on the "Anticipated Commencement Date" set forth in Item 7 of the Basic Lease Provisions, but the Anticipated Commencement Date shall in no event affect the actual Commencement Date, which shall be determined as set forth in this Section 3.2.

         3.3. EARLY ENTRY. Tenant and its authorized agents, contractors, subcontractors and employees shall be granted a license by Landlord to enter upon the Premises, at Tenant's sole risk and expense, during ordinary business hours prior to the Commencement Date, for the sole purpose of installing Tenant's trade fixtures and equipment in the Premises; provided, however, (i) Tenant shall first make a request to Landlord for access to the Premises, which request shall be granted if Landlord reasonably determines that Tenant's entry shall not delay, hinder or complicate the completion of the Tenant Improvements,
(ii) the provisions of this Lease, other than with respect to the payment of Monthly Rent or Additional Rent, subject to phrase (iv) below, shall apply during such early entry, including, but not limited to, the provisions of
Article XI relating to Tenant's exculpation and indemnification of Landlord,
(iii) prior to any such entry, Tenant shall pay for and provide evidence of the insurance to be provided by Tenant pursuant to the provisions of Article XI,
(iv) Tenant shall pay all utility, service and maintenance charges for the Premises attributable to Tenant's early entry and use of the Premises as reasonably determined by Landlord, (v) Tenant shall not unreasonably interfere, delay or hinder Landlord, its agents, contractors or subcontractors in the construction of the Tenant Improvements in accordance with the provisions of this Lease, (vi) Tenant shall not use the Premises for the storage of inventory or otherwise commence the operation of business during the period of such early entry, and (vii) Tenant shall at all times comply with Landlord's rules and regulations regarding tenant move-in procedures. Upon Tenant's breach of any of the foregoing conditions, Landlord may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license

May 2, 2000
Page 4 of 26
upon written notice to Tenant. Early entry by Tenant in accordance with this
Section 3.3 shall not constitute occupancy of the Premises for purposes of establishing the Commencement Date.

         3.4. DELAY IN POSSESSION. If for any reason Landlord cannot deliver possession of the Premises to Tenant with the Tenant Improvements substantially completed on or before the Anticipated Commencement Date, Landlord shall not be subject to any liability therefor, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder, but in such case, Tenant shall not be obligated to pay Monthly Rent or Additional Rent other than as provided in Section 3.3 and Section 3.5 until the Commencement Date has occurred. If the Commencement Date has not occurred within ninety (90) days following the Anticipated Commencement Date plus periods attributable to Tenant Delays or Unavoidable Delay, Tenant may, at its option, by Notice to Landlord within ten (10) days thereafter, terminate this Lease, in which event the parties shall be discharged from all further obligations hereunder; provided, however, if Tenant fails to give such notice to Landlord within such ten-day, period, Tenant shall no longer have the right to terminate this Lease under this
Section 3.4. Tenant understands that, notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to deliver possession of the Premises to Tenant for so long as Tenant fails to deliver to Landlord executed copies of policies of insurance or certificates thereof as required under
Article XI.

         3.5. TENANT DELAYS. The Commencement Date shall not be delayed or postponed due to Tenant Delays, and the Term, Tenant's obligations to pay Rent and all of Tenant's other obligations under this Lease shall commence upon the date which would have been the Commencement Date but for Tenant Delays.

         3.6. CONDITION OF PREMISES. Landlord's sole construction obligations, if any, regarding Tenant Improvements for the Premises and the obligations of Tenant with respect to the Tenant Improvements, are set forth in the Work Letter attached as EXHIBIT "C". It is acknowledged and agreed that all Tenant Improvements under this Lease are and shall be the property of Landlord from and after their installation. The taking of possession or use of the Premises by Tenant for any purpose other than as provided in Section 3.3 shall conclusively establish that Tenant has inspected the Premises and accepts them as being in good and sanitary order, condition and repair and that the Tenant Improvements have been constructed in accordance with the Plans; provided, however, Tenant shall have a period of thirty (30) days after taking possession of the Premises in which to notify Landlord in writing of any construction deficiencies or defects and any uncompleted punch list items (the punch list shall be limited to items required to be accomplished by Landlord under the Work Letter) and, except as hereafter provided, Landlord will repair, replace or complete at its expense all items referenced in such notice within thirty (30) days after receipt of such notice, subject to Unavoidable Delay, or as soon thereafter as Landlord, acting in good faith, can repair, replace or complete the same. If Landlord reasonably contends that a particular item in such notice is not justified, the parties will refer the issue to Landlord's Space Planner for resolution. Landlord's Space Planner's determination shall be final and binding upon the parties. Nothing in this Section 3.6 shall limit or expand Landlord's maintenance and repair obligations set forth in Article IX. Article XVIII notwithstanding, Tenant's acceptance of the Premises is with the understanding that, as other tenants lease space in the Building from time to time, certain noise, distractions and other inconveniences with respect to the Project (including the Building and the parking area) may result from the construction or renovation of tenant improvements or the moving of such other tenants into their premises.

         3.7. NO REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any of Landlord's Agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose other than as general and administrative offices uses, including, but not limited to, any representations or warranties regarding zoning or other land use matters, or for any other purpose, and that neither Landlord nor any of Landlord's Agents has agreed to undertake any alterations or additions or construct any Tenant Improvements to the Premises except as expressly provided in this Lease. [SEE RIDER]

                                   ARTICLE IV
                              RENT AND ADJUSTMENTS

         4.1. MONTHLY RENT. From and after the Commencement Date, Tenant shall pay to the Landlord, for each calendar month of the Term, the Monthly Rent set forth in Item 9 of the Basic Lease Provisions and in any Riders attached hereto. Monthly Rent shall be due and payable to Landlord in lawful money of the United States, in advance, on the first (1st) day of each calendar month of the Term, without abatement, deduction, claim or offset, and without prior notice, invoice or demand, at Landlord's address set forth in Item 1 of the Basic Lease Provisions or at such place as Landlord may from time to time designate. Tenant's payment of Monthly Rent for the first (1st) month of the Term shall be delivered to Landlord concurrently with Tenant's execution of this Lease.

         4.2. ADDITIONAL RENT. All Additional Rent shall be due and payable to Landlord in lawful money of the United States, at Landlord's address set forth in Item 1 of the Basic Lease Provisions or at such other place as Landlord may from time to time designate, without abatement, withholding, deduction, claim or offset, within ten (10) days of receipt of Landlord's invoice or statement for same, or, if this Lease provides another time for the payment of certain items of Additional Rent, then at such other time.

         4.3. PRORATIONS. If the Commencement Date is not the first (1st) day of a month, or if the expiration of the Term of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the Term commences or terminates.

         4.4. LATE PAYMENT CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of Rent under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine. Such costs include, but are not limited to, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any Mortgage, and late charges and penalties that may be imposed due to late payment of Real Property Taxes or any item of Operating Expenses.


May 2, 2000

Therefore, if any installment of Monthly Rent or any payment of Additional Rent due from Tenant is not received by Landlord in good funds by the fifth (5th) calendar day from the applicable due date, Tenant shall pay to Landlord an additional sum equal to six percent (6%) of the amount overdue as a late charge for every month or portion thereof that such amount remains unpaid. The parties acknowledge that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of any late Rent and late charge therefor shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other Event of Default under this Lease. Notwithstanding the foregoing (i) should any payment of Rent by personal check be rejected for insufficient funds, Landlord shall have the right, upon notice to Tenant, to require that all future payments by Tenant under this Lease be by cashier's check acceptable to Landlord, and (ii) upon the third (3rd) occurrence during the Term of Tenant's failure to timely pay Rent when due, Landlord may, upon notice to Tenant, require that Monthly Rent for the balance of the Term be made in quarterly installments, in advance, in certified funds, in an amount equal to the sum of the Monthly Rent amounts payable during such three (3) month period.

         4.5. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum set forth in Item 10 of the Basic Lease Provisions as a Security Deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant. Landlord may apply, in its sole discretion at any time during the Term of this Lease, all or any part of the Security Deposit to the payment of all prepaid expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease, including without limitation for Tenant Improvements and Broker commissions. Such application of the Security Deposit is not and shall never be dependent upon an Event of Default. Upon an Event of Default, and whether or not Landlord is informed of or has knowledge of the Event of Default, the Security Deposit (if not already applied as hereinabove provided) shall be deemed to be automatically applied, without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of an Event of Default, to the payment of any Rent not paid when due, the repair of damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of an Event of Default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of an Event of Default, to the full extent permitted by law. If any portion of the Security Deposit is so applied, Tenant shall, within fifteen (15) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds. The unused portion of the Security Deposit, if any, shall be returned to Tenant within thirty (30) days of the expiration of this Lease or any termination of this Lease not resulting from an Event of Default, so long as Tenant has (i) vacated the Premises in the manner required by this Lease (including without limitation the proper and timely removal of Tenant's telecommunications cabling and facilities from the Premises and Building, if required by Landlord), (ii) paid all sums required to be paid under this Lease,
(iii) returned all security/access cards and keys to the Premises and Building; provided, however, Landlord may retain the Security Deposit or a portion thereof until such time as the amount of any Additional Rent due from Tenant has been determined and paid in full. Tenant hereby waives the provisions of Section 1950.7(c) of the California Civil Code and any present or future laws otherwise governing the return of the Security Deposit, to Tenant to the extent of reasonably anticipated Additional Rent retained by Landlord pursuant to the previous sentence.

                                    ARTICLE V
                                       USE

         5.1. TENANT'S USE. Tenant shall use the Premises solely for general and administrative office uses and for no other purpose. Tenant shall not employ at the Premises more employees than normally associated with general office uses, so as not to over-burden common area facilities (including without limitation, the parking areas) or cause excessive wear-and-tear on the Premises and Building. Tenant's use of the Premises shall be subject to all of the terms and conditions of this Lease, including, but not limited to, all the provisions of this Article V. Tenant, at Tenant's sole cost and expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. At Landlord's request, Tenant shall deliver copies of all such approvals, licenses and permits to Landlord.

         5.2. COMPLIANCE WITH APPLICABLE LAWS. Throughout the Term, Tenant, at Tenant's sole cost and expense, shall comply with, and shall not use the Premises, Building or Common Area, or suffer or permit anything to be done in or about the same which will in any way conflict with, (i) any and all present and future laws, statutes, zoning restrictions, ordinances, orders, regulations, directions, rules and requirements of all governmental or private authorities having jurisdiction over all or any part of the Premises (including, but not limited to, state, municipal, county and federal governments and their departments, bureaus, boards and officials) pertaining to the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises, (ii) Hazardous Materials Laws (as defined in Section 6.2), (iii) any and all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, waste disposal, air emissions and other environmental or health and safety matters, zoning, land use and utility availability, which impose any duty upon Landlord or Tenant directly or with respect to the use or occupation of the Project or any portion thereof, (iv) the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Project or any portion thereof, (v) any covenants, conditions, easements or restrictions, including but not limited to the Restrictions, now or hereafter affecting or encumbering the Project or any portion thereof, regardless of when they become effective, (vi) the Rules and Regulations, and (vii) good business practices (collectively, (i) through (vi) above are hereinafter referred to as "Applicable Laws"). Tenant shall not commit any waste of the Premises, Building or Project, or any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Premises or the Building, or place or permit to be placed any harmful liquids in the drainage systems, and Tenant shall not dump or store, or permit to be dumped or stored, any


May 2, 2000
inventory, waste materials, refuse or other materials or allow any such materials to remain outside the Building proper, except in designated enclosed trash areas. Tenant shall not conduct or permit any auctions, sheriff's sales or other like activities at the Project or any portion thereof.

         5.3. RESTRICTIONS. Tenant agrees that this Lease is subject and subordinate to the Restrictions, as the same may now or hereafter exist, and that it will execute and deliver to Landlord within fifteen (15) days of Landlord's request therefor, any further documentation or instruments which Landlord deems necessary or desirable to evidence or effect such subordination. Without limiting the provisions of Section 5.2, Tenant shall throughout the Term timely comply with all of the terms, provisions, conditions and restrictions of the Restrictions which pertain to, restrict or affect the Premises or Tenant's use thereof, or Tenant's use of any other area of the Project permitted hereunder, including the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions of the Restrictions. Tenant shall hold Landlord, Landlord's Agents and the Premises harmless and shall indemnify, protect and defend Landlord and Landlord's Agents from and against any loss, expense, damage, attorneys' fees and costs or liability arising out of or in connection with the failure of Tenant to so perform or comply with the Restrictions. Tenant agrees that it will subordinate this Lease to any other covenants, conditions and restrictions and any reciprocal easement agreements or any similar agreements which Landlord may hereafter record against the Premises and to any amendment or modification to any of the existing Restrictions, provided that such subordination does not unreasonably interfere with Tenant's use and employment of the Premises.

         5.4. LANDLORD'S RIGHT OF ENTRY. Landlord and Landlord's Agents shall have the right to enter the Premises at all reasonable times upon reasonable notice to Tenant, except for emergencies in which case no notice shall be required, to inspect the Premises, to take samples and conduct environmental investigations, to post notices of non-responsibility and similar notices and signs indicating the availability of the Premises for sale and/or lease, to show the Premises to interested parties such as prospective tenants, consultants, lenders and purchasers, to make necessary Alterations or maintenance and repairs, to perform Tenant's obligations as permitted herein when Tenant has failed to do so and, at any reasonable time after one hundred eighty (180) days prior to the expiration of the Term, to place upon the Premises reasonable signs indicating the availability of the Premises for lease and to show the Premises to prospective tenants, all without being deemed to have caused an eviction of Tenant and without any liability to Tenant or abatement of Rent. The above rights are subject to reasonable security regulations of Tenant, and in exercising its rights set forth herein, Landlord shall endeavor to cause the least possible interference with Tenant's business. Landlord shall at all times have the right to retain a key which unlocks all of the doors in the Premises, and any security codes and/or passwords for any security system installed by Tenant, but excluding Tenant's vaults and safes, and Landlord and Landlord's Agents shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency to obtain entry to the Premises, and any entry to the Premises so obtained by Landlord or Landlord's Agents shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

                                   ARTICLE VI
                               HAZARDOUS MATERIALS

         6.1. DEFINITION OF HAZARDOUS MATERIALS. For purposes of this Lease, the term "Hazardous Materials" includes (i) any "hazardous materials" as defined in
Section 25501(o) of the California Health and Safety Code unless Tenant establishes, to the satisfaction of Landlord, that because of the quantity, concentration, or physical or chemical characteristics, such substance or matter does not pose a present or potential hazard to human health and safety or to the environment, (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of relevant and appropriate levels set forth in any applicable federal, state or local law or regulation pertaining to any hazardous or toxic substance, material or waste, or for which any applicable federal, state or local agency orders or otherwise requires removal, treatment or remediation.

         6.2. DEFINITION OF HAZARDOUS MATERIALS LAWS. The term "Hazardous Materials Law(s)" shall mean any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define hazardous substances, materials, wastes, contaminants, pollutants and/or the Hazardous Materials, including without limitation, the following statutes and regulations, and any other legal authority, rules, regulations, or policies relating to or implementing such statues and regulations:

                  (a) FEDERAL. Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 et seq.; Resource conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; Clean Water Act ("CWA"), 33 U.S.C. Section 1251 et seq.; Clean Air Act ("CAA"), 42 U.S.C. Section 78401 et seq.; Toxic Substances Control Act ("TCSA"), 15 U.S.C. Section 2601 et seq.; The Refuse Act of 1899, 33 U.S.C. Section 407; Occupational Safety and Health Act ("OSHA"), 29 U.S.C. Section 651 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) and the Environmental Protection Agency Table (40 CFR Part 302 and amendments thereto);

                  (b) CALIFORNIA. Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code
         Section 25300 et seq.; California Hazardous Waste Control Act, Cal. Health & Safety Code Sections 25100 et seq.; Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code
         Section 13000 et seq.; Hazardous Waste Disposal Land Use Law, Cal. Heath & Safety Code Section 25220 et seq.; Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety Code Section 25280 et seq.; California Hazardous Substance Act, Cal. Health & Safety Code


May 2, 2000

         Section 28740 et seq.; Air Resources Law, Cal. Health & Safety Code
         Section 39000 et seq.; Hazardous Materials Release Response Plans and Inventory, Cal. Health & Safety Code Sections 25500-25541 et seq.; Toxic Pits Cleanup Act of 1984 ("TCPA"), Cal. Health & Safety Code Sections 25208-25208.17 et seq.;

                  (c) OTHER LAWS AND REGULATIONS. All other rules and regulations promulgated pursuant to said foregoing laws or any amendments or replacements thereof, provided such amendments or replacements shall in no way limit the original scope and/or definition of Hazardous Materials defined herein as of the execution of this Lease.

         6.3. USE OF HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept, or used in the Premises or within the Project by Tenant, its agents, employees, contractors or invitees in a manner or for a purpose prohibited by or which could result in liability under any applicable law, regulation, rule or ordinance, including, without limitation, the Hazardous Materials Laws. Tenant shall, at its own expense, at all times and in all respects comply with all Hazardous Materials Laws relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals relating to the presence of Hazardous Materials within, on, under or about the Premises or required for Tenant's use of the Premises. Tenant shall cause any and all Hazardous Materials to be removed from the Premises and transported in accordance with and in compliance with all Hazardous Materials Laws. Tenant shall in all respects, handle, treat, deal with, and manage any and all Hazardous Materials in conformance with Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. Upon expiration or earlier termination of this Lease, Tenant shall at its own expense, cause all Hazardous Materials (to the extent such Hazardous Materials are generated, stored, released or disposed of during the Term of this Lease by Tenant) to be removed from the Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Premises or the Project, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to or in any way connected with the Premises or the Project without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to take over the obligation for such remedial action and/or appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

         6.4. DISCLOSURES. Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises: reports filed pursuant to any self-reporting requirements; reports filed pursuant to any Applicable Laws or this Lease; all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices, and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials; all orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by Applicable Laws; and all complaints, pleadings and other legal documents filed against Tenant related to Tenant's use, handling, storage or disposal of Hazardous Materials. Tenant shall also comply with all laws, ordinances and regulations regarding the disclosure of the presence or danger of Hazardous Materials. Tenant shall be solely responsible for complying with Hazardous Materials Laws regarding the disclosure of, the presence or danger of Hazardous Materials, including, without limitation, all notices or other requirements under California Health and Safety Code Section 25915 et seq.; and 25249.5 et seq. and California Code of Regulations Section 12000 et seq.

         6.5. INSPECTION; COMPLIANCE. Landlord and Landlord's Agents shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Article VI, and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Article VI, or in the event of a release of any Hazardous Material on, under, from or about the Premises, Landlord and Landlord's Agents shall have the right, but not the obligation, without limitation on any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant's obligations under this Article VI at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and Landlord's Agents shall endeavor to minimize interference with Tenant's business but shall not be liable for any such interference. All sums reasonably disbursed, deposited or incurred by Landlord in connection herewith, including, but not limited to, all costs, expenses and actual attorneys fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

         6.6. INDEMNIFICATION. To the fullest extent permitted by law, Tenant hereby agrees to indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and Landlord's Agents, and any successors to all or any portion of Landlord's interest in the Premises, the Building and the Project and their directors, officers, partners, employees, authorized agents, affiliates, representatives and Mortgagees, from and against any and all liabilities, losses, damages (including, but not limited to, damages for the loss or restriction on use of rentable or usable space or any amenity of the Premises, the Building and the Project or damages arising from any adverse impact on marketing of space in the Premises, the Building and the Project), diminution in the value of the Premises, the Building and the Project, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including, but not limited to, reasonable attorneys' fees, disbursements and court costs and all other professional or consultant's expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the presence, use, generation, storage, treatment, on or off-site disposal or transportation of Hazardous Materials on,


May 2, 2000
Page 8 of 26
into, from, under or about the Premises, the Building and the Project by Tenant or Tenant's Agents, and specifically including the cost of any required or necessary repair, restoration, clean-up (including, but not limited to, the costs of investigation and removal of Hazardous Materials) or detoxification of the Premises, the Building and the Project and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease.

         6.7. ASSIGNMENT AND SUBLETTING. If (i) any anticipated use of the Premises by any proposed assignee or subtenant involves the generation, storage, use, treatment or disposal of Hazardous Materials in a manner or for a purpose prohibited by any governmental agency or authority, or (ii) the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party's action or use of the property in question, or (iii) the proposed assignee or subtenant is subject to an enforcement order issued by any governmental agency in connection with the use, disposal, or storage of Hazardous Materials, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or subtenant. [SEE RIDER]

                                   ARTICLE VII
                      OPERATING EXPENSES; TAXES; UTILITIES

          7.1. TENANT TO BEAR TENANT'S SHARE OF EXCESS PROJECT EXPENSES. Tenant shall pay to Landlord Tenant's Share (as defined in Section 7.2) of Project Expenses in excess of the Project Expense Base as follows: Prior to the Commencement Date and thereafter within ninety (90) days of the commencement of each calendar year during the Term, Landlord shall give Tenant a written estimate of Tenant's Share of Project Expenses in excess of the Project Expense Base for the ensuing fiscal year or partial fiscal year, as the case may be. Tenant shall pay, as an item of Additional Rent, such estimated amount in equal monthly installments, in advance, on or before the first (1st) day of each calendar month concurrent with its payment of Monthly Rent. If Landlord has not furnished its written estimate by the time set forth above, Tenant shall pay monthly installments of Project Expenses in excess of the Project Expense Base at the rate established for the prior fiscal year, if any; provided that when the new estimate is delivered to Tenant, Tenant shall at the next monthly payment date pay Landlord any accrued deficiency based on the new estimate, or Landlord shall credit any accrued overpayment based on such estimate toward Tenant's next installment payment hereunder. Within a reasonable period of time after the end of each fiscal year (in no event less than one hundred twenty
(120) days after the end of each fiscal year unless sooner completed by Landlord) Landlord shall furnish Tenant a statement showing in reasonable detail Tenant's Share of the actual Project Expenses in excess of the Project Expense Base incurred for the period in question. If Tenant's estimated payments are less than Tenant's Share of actual Project Expenses in excess of the Project Expense Base as shown by the applicable statement, Tenant shall pay the difference to Landlord within thirty (30) days thereafter. If Tenant shall have overpaid Landlord, Landlord shall credit such overpayment toward Tenant's next installment payment hereunder. When the final determination is made of Tenant's Share of the actual Project Expenses in excess of the Project Expense Base for the fiscal year in which this Lease terminates, Tenant shall, even if this Lease has terminated, pay to Landlord within fifteen (15) days after notice the excess of Tenant's Share of such actual Project Expenses in excess of the Project Expense Base over the estimate of Tenant's Share of such Project Expenses paid. Conversely, any overpayment shall be rebated by Landlord to Tenant. If Landlord shall determine at any time that the estimate of Tenant's Share of Project Expenses in excess of the Project Expense Base for the current fiscal year is or will become inadequate to meet Tenant's Share of all such Project Expenses for any reason, Landlord shall immediately determine the approximate amount of such inadequacy and issue a supplemental estimate as to Tenant's Share of such Project Expenses and Tenant shall pay any increase as reflected by such supplemental estimate. Landlord shall keep or cause to be kept separate and complete books of accounting covering all Project Expenses and showing the method of calculating Tenant's Share of Project Expenses in excess of the Project Expense Base, and shall preserve for at least twelve (12) months after the close of each fiscal year all material documents evidencing said Project Expenses for that fiscal year. Tenant, at its sole cost and expense, through any certified public accountant designated by it, shall have the right, during reasonable business hours and not more frequently than once during any fiscal year, to examine and/or audit the books and documents mentioned above evidencing such costs and expenses for the previous fiscal year. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Section 7.1 shall not constitute a waiver of its right to require Tenant to pay Tenant's Share of Project Expenses in excess of the Project Expense Base pursuant hereto. [SEE RIDER)

         7.2. DEFINITION OF TENANT'S SHARE. The term "Tenant's Share" means a fraction, the numerator of which is the Premises Rentable Square Feet of the Premises and the denominator of which is the Premises Rentable Square Feet of the Building. For purposes of establishing Tenant's Share as of the date of this Lease, the number of Premises Rentable Square Feet of the Premises and the number of Premises Rentable Square Feet of the Building are deemed to be as set forth in Section 6 of the Basic Lease Provisions. At any time prior to the one year anniversary of the Commencement Date, at Landlord's option, Landlord's Space Planner may redetermine the actual number of the Building Rentable Square Feet, which determination will be conclusive. Upon a redetermination of the Building Rentable Square Feet, if any, there will be appropriate adjustments to
(i) the Premises Rentable Square Feet, based upon the definition of Premises Rentable Square Feet set forth in Section 2.1 of this Lease, (ii) Tenant's Share, (iii) the Monthly Rent and (iv) the Security Deposit. Landlord and Tenant agree to execute an amendment to this Lease to reflect any such adjustment.

         7.3. DEFINITION OF OPERATING EXPENSES. The term "Operating Expenses" means all costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Project as determined by generally accepted accounting practices consistently applied and shall include the following costs and expenses by way of illustration but not limitation: the cost of air conditioning, electricity, heating, mechanical, telephone, ventilating and elevator systems and all other utilities; janitorial, trash removal, trash recycling and security services; labor; salaries and benefits, if any, of on-site property management staff; landscaping, fountains

May 2, 2000
and other interior and/or exterior water features; operation, maintenance, and repair of the interior common and exterior areas of the Project, including without limitation any specialty features such as the ground floor lobby aquarium, and the operation, maintenance, repair and replacement of all common area surfaces, carpets, coverings, decorations and art; supplies; materials; equipment; tools; property management costs and fees, including, without limitation, the rental value of the on-site management office as determined at Landlord's sole discretion; the cost of any capital improvements made to the Project by Landlord which Landlord determines in its reasonable discretion reduce Operating Expenses and/or are required under any governmental law or regulation not now applicable to the Project or not in effect at the time it was constructed, such cost to be amortized over such reasonable period as Landlord shall determine and to include a return on capital at the rate of the lesser of ten percent (10%) per annum or the maximum per annum rate permitted by law on the unamortized balance; fees or other charges incurred by Landlord in connection with membership in energy conservation associations; water and sewer charges; insurance premiums for all insurance carried on the Project or in connection with the use or occupancy thereof, including, without limitation, the cost of rental interruption insurance, unemployment insurance, fidelity bonds, errors and omissions insurance and, if available at commercially reasonable rates as determined by Landlord in its sole discretion, earthquake insurance; fees, expenses and disbursements for legal, accounting and bookkeeping services; and license, permit and inspection fees. [SEE RIDER]

         7.4. DEFINITION OF REAL PROPERTY TAXES. The term "Real Property Taxes" means any form of tax, assessment, charge, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), real property or other tax, now or hereafter imposed with respect to the Project or any part thereof (including any Alterations), this Lease or any Rent payable under this Lease by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement district or other district or division thereof, whether such tax or any portion thereof (i) is determined by the area of the Project or any part thereof or the Rent payable under this Lease by Tenant including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of the Rent due under this Lease, (ii) is levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes with respect to the Project or any part thereof whether or not now customary or within the contemplation of Landlord or Tenant, or (iii) is based upon any legal or equitable interest of Landlord in the Project or any part thereof. Real Property taxes shall include, without limitation, the following: (i) any tax imposed upon the transaction or based upon a reassessment of the Premises due to a change in ownership or transfer of all or part of Landlord's interest in the Premises; (ii) any assessments, taxes, fees, levies or charges in addition to, or in substitution of, partially or totally, any items previously included within the definition of Property Taxes; (iii) any assessment, tax or charge for fire protection, schools, streets, street lighting, sidewalks, area-wide road and landscape maintenance, transportation management agency membership, refuse collection and/or management, sewer, water or other services provided to the Premises by any governmental or quasi-governmental agencies, boards, districts or associations; (iv) capital levy, sales or use tax, gross receipts tax or other tax on the rents received therefrom or from Landlord's business of operating the Building or revenues derived therefrom or on the parking spaces within the Building, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, now or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, now or hereafter imposed, and (v) any and all costs, including without limitation the fees for experts, tax consultants and attorneys incurred by Landlord should Landlord elect to negotiate or contest such Property taxes in formal or informal proceedings before the governmental authority, it being acknowledged by Landlord and tenant that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. Property Taxes shall also include any and all costs including, without limitation, the fees of experts, tax consultants and attorneys, incurred by Landlord should Landlord elect to negotiate or contest the amount of any Property Taxes in formal or informal proceedings before the taxing governmental agency. If at any time during the Lease Term the laws concerning the methods of real property taxation prevailing at the commencement of the Lease Term are changed so that a tax or excise on rents or any other tax, however described, is levied or assessed against Tenant as a substitution in whole or in part for any real property taxes, then, Property Taxes shall include but not be limited to any such assessment, tax fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Building, or any portion thereof. Property Taxes do not, however, include Landlord's state or federal income, franchise, estate or inheritance taxes. Any tax reassessment which results from construction of the Tenant Improvements pursuant to the Work Letter will be included in the Property Tax component of the Project Expense Base.

         7.5. Intentionally Deleted.

         7.6. TAX ON IMPROVEMENTS. Tenant shall, at Landlord's election, be directly responsible for and shall pay the full amount of any increase in Real Property Taxes attributable to any and all Tenant Improvements and any other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, to the extent such improvements cause the value of all improvements in the Premises to exceed (i) the Tenant Improvement Allowance, if any, specified in EXHIBIT "C" to this Lease, or
(ii) in the case where no Tenant Improvement Allowance is specified, the value of the improvements existing in the Premises as of the Commencement Date of this Lease.

         7.7. UTILITIES AND SERVICES. Provided that no Event of Default has occurred and is continuing, Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days, subject to the conditions and in accordance with the standards set forth in the Rules and Regulations, as may be amended in writing by Landlord from time to time during the Term of this Lease and delivered to Tenant, reasonable quantities of electric current for normal lighting and fractional horsepower office machines, water for lavatory and drinking

May 2, 2000
Page 10 of 26
purposes, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises, janitorial service, and to the extent provided in the Building only, elevator service by non-attended automatic elevators. The cost of all such utilities and services shall be included within the definition of Project Expenses, and shall be paid by Tenant in the manner set forth in Section 7.1. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, Unavoidable Delay or for any other causes. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as Additional Rent, the cost, as reasonably determined by Landlord, incurred by such extraordinary usage. In addition, Landlord may install separate meter(s) for the Premises, at Tenant's sole expense, and Tenant thereafter shall pay all charges of the metered service. Tenant shall cooperate with any present or future government conservation requirements and with any conservation practices established by Landlord. If there is any failure, stoppage or interruption of any services provided hereunder, Landlord shall use reasonable diligence to resume services promptly. Landlord shall at all times have free access to all mechanical installations of the Building and Premises, including but not limited to air conditioning equipment and vents, fans, ventilating and machine rooms and electrical closets.

         7.8. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, Tenant's Agents and the property of Tenant and of Tenant's Agents from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses and paid by Tenant in the manner set forth in Section 7.1.

                                  ARTICLE VIII
                                  ALTERATIONS

         8.1. PERMITTED ALTERATIONS. After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises without the prior written consent of Landlord. Notwithstanding the foregoing, in no event shall any Alterations (i) affect the exterior of the Building or the outside areas (or be visible from adjoining sites), (ii) affect or penetrate any of the structural portions of the Building, including, but not limited to, the roof,
(iii) require any change to the basic floor plan of the Premises, any change to the structural or mechanical components of the Premises, or any governmental approval or permit as a prerequisite to the construction thereof, (iv) interfere in any manner with the proper functioning of or Landlord's access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (v) diminish the value of the Premises. All Alterations shall be constructed pursuant to plans and specifications previously provided to and, when applicable, approved in writing by Landlord, shall be installed by a licensed contractor at Tenant's sole expense in compliance with all Applicable Laws, and shall be accomplished in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date. No Hazardous Materials, including, but not limited to, asbestos or asbestos-containing materials, shall be used by Tenant or Tenant's Agents in the construction of any Alterations permitted hereunder. All Alterations made by Tenant shall be and become the property of Landlord upon the installation thereof and shall not be deemed Tenant's Personal Property; provided, however, that Landlord may, at its option, require that Tenant, upon the termination of this Lease, at Tenant's expense, remove any or all non-structural Alterations installed by or on behalf of Tenant (including without limitation, telephone, data transmission, fiber-optic and other telecommunications cabling and related facilities) and return the Premises to its condition as of the Commencement Date of this Lease, normal wear and tear excepted. Notwithstanding any other provisions of this Lease, Tenant shall be solely responsible for the maintenance, repair and replacement of any and all Alterations made by Tenant to the Premises (except to the extent part of Landlord's normal maintenance obligations with respect to the Premises). [SEE RIDER]

         8.2. TRADE FIXTURES. Tenant shall, at its own expense, provide, install and maintain in good condition all of Tenant's Personal Property required in the conduct of its business in the Premises.

         8.3. MECHANICS' LIENS. Tenant shall give Landlord Notice of Tenant's intention to perform any work on the Premises which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a notice of non-responsibility or other notice Landlord deems proper prior to the commencement of any such work. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the property of which the Premises are a part or against Tenant's leasehold interest in the Premises. If Tenant fails to cause the release of record of any lien(s) filed against the Premises or its leasehold estate therein by payment or posting of a proper bond within ten (10) days from the date of the lien filing(s), then Landlord may, at Tenant's expense, cause such lien(s) to be released by any means Landlord deems proper, including, but not limited to, payment of or defense against the claim giving rise to the lien(s). All sums reasonably disbursed, deposited or incurred by Landlord in connection with the release of the lien(s), including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

         8.4. ALTERATIONS BY LANDLORD. Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises if required to do so by any Applicable Laws) and the fixtures and equipment thereof, as well as in or to the street entrances, walls, passages, and stairways thereof, or to change the name by which the Building is commonly known, as Landlord may deem necessary or desirable. Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any

May 2, 2000

Applicable Laws in connection with the Premises, and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part thereof other than as otherwise especially provided in this Lease.

                                   ARTICLE IX
                             MAINTENANCE AND REPAIR

         9.1. LANDLORD'S MAINTENANCE AND REPAIR OBLIGATIONS. Landlord shall, subject to receiving Tenant's Share of Operating Expenses in excess of the Project Expense Base, and subject to Section 9.2, Article XII and Article XIII, maintain in good condition and repair the roof (including any skylights, and including as needed any replacement thereof), exterior walls, exterior entrances and foundation of the Building, provide normal maintenance services for the HVAC serving the Building through maintenance contracts or otherwise, and paint the exterior of the Building and clean the exterior windows of the Building as and when such painting or window cleaning, as the case may be, becomes necessary in Landlord's sole discretion. Landlord shall also provide maintenance and repair services to the automatic and manual fire extinguisher equipment, such as sprinkler systems and alarms, electrical, plumbing, manual fire extinguishers and mechanical systems serving the Premises and the interior portions of the Common Area. Landlord shall not be required to make any unscheduled or unanticipated repairs to the roof, exterior walls, exterior entrances, foundation or any systems within the Premises unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. The cost of any maintenance and repairs on the part of Landlord provided for in this Section 9.1 shall be considered part of Operating Expenses, except that repairs which Landlord deems arise out of any act or omission of Tenant or Tenant's Agents shall be made at the expense of Tenant. Landlord's obligation to so repair and maintain the Premises shall be limited to the cost of effecting such repair and maintenance and in no event shall Landlord be liable for any costs or expenses in excess of said amounts, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant.

         9.2. TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS. Tenant shall at all times during the Term of this Lease, at Tenant's sole cost and expense, clean, keep, maintain, repair and make necessary improvements to, the Premises and every portion thereof and all improvements therein or thereto, in good and sanitary order and condition to the reasonable satisfaction of Landlord and in compliance with all Applicable Laws, usual wear and tear excepted. Any damage or deterioration of the Premises shall not be deemed usual wear and tear if the same could have been prevented by good maintenance practices by Tenant. Tenant's repair and maintenance obligations herein shall include, but are not limited to, all necessary maintenance and repairs to all portions of the Premises, and all interior glass, windows, window casements, show window moldings, partitions, doors, doorjambs, door closures, hardware, fixtures, electrical lighting and outlets, lighting switches, plumbing fixtures, sewage facilities, interior walls, floors, ceilings, fans and exhaust equipment. Landlord may impose reasonable restrictions and requirements with respect to repairs by Tenant, which repairs shall be at least equal in quality to the original work, and the provisions of Section 8.3 shall apply to all such repairs. Tenant's obligation to repair includes the obligation to replace, as necessary, regardless of whether the benefit of such replacement extends beyond the Term. Notwithstanding the foregoing, Landlord shall have the right, upon notice to Tenant, to undertake the responsibility for maintenance and repair obligations of Tenant hereunder which Landlord deems appropriate to undertake that affect the Building as a whole, in which event the cost thereof shall be included as part of Operating Expenses and paid by Tenant in the manner set forth in Section 7.1. Tenant shall not permit or authorize any person to go onto the roof of the Building without the prior written consent of Landlord.

         9.3. WAIVER. Tenant hereby waives all rights provided for by the provisions of Sections 1941 and 1942 of the California Civil Code and any present or future laws regarding Tenant's right to make repairs at the expense of Landlord or to terminate this Lease because of the condition of the Premises.

         9.4. SELF-HELP. If Tenant refuses or fails to repair and maintain the Premises as required hereunder within ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, Landlord may enter upon the Premises and make such repairs or perform such maintenance without liability to Tenant for any loss or damage that may accrue to Tenant or its merchandise, fixtures or other property or to Tenant's business by reason thereof. All sums reasonably disbursed, deposited or incurred by Landlord in connection with such repairs or maintenance, plus five percent (5%) for overhead, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest at the Applicable Rate on such aggregate amount from the date of such demand until paid by Tenant.

                                    ARTICLE X
                             COMMON AREA AND PARKING

         10.1. GRANT OF NONEXCLUSIVE COMMON AREA LICENSE AND RIGHT. Landlord hereby grants to Tenant and its permitted subtenants, in common with Landlord and all persons, firms and corporations conducting business in the Project and their respective customers, guests, licensees, invitees, subtenants, employees and agents, a nonexclusive license and right to use the interior and exterior portions of the Common Area within the Project for pedestrian and vehicular ingress, egress and travel, parking and for such other purposes and for doing such other things as may be provided for, authorized and/or permitted by the Restrictions, such nonexclusive license and right to be appurtenant to Tenant's leasehold estate created by this Lease. The nonexclusive license and rights granted pursuant to the provisions of this Article X shall be subject to the provisions of the Restrictions, which pertain in any way to the Common Area covered by such Restrictions, and the provisions of this Lease.

         10.2. USE OF COMMON AREA. Notwithstanding anything to the contrary herein, Tenant and its successors, assigns, employees, agents and invitees shall use the Common Area only for the purposes permitted hereby and by the Restrictions and the Rules and Regulations. All uses permitted within the Common Area shall be

May 2, 2000
undertaken with reason and judgment so as not to interfere with the primary uses of the Common Area. In no event shall Tenant obstruct the interior portions of the Common Area or erect, install, or place, or cause to be erected, installed, or placed any structure, building, trailer, fence, wall, signs or other obstructions on the exterior portions of the Common Area. Tenant shall not store or sell any merchandise, equipment or materials within the interior or exterior portions of the Common Area.

         10.3. CONTROL OF COMMON AREA. Subject to provisions of the Restrictions, all Common Area and all improvements located from time to time within the Common Area shall at all times be subject to the exclusive control and management of the Landlord. Landlord shall have the right to construct, maintain and operate lighting facilities within the exterior portions of the Project; to police the interior and exterior portions of the Common Area from time to time; to change the area, location and arrangement of the parking areas and other improvements within the Common Area; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close all or any portion of the exterior portions of the Common Area or improvements therein to such extent as may, in the opinion of counsel for Landlord, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily all or any portion of the Common Area and/or the improvements thereon; to discourage unauthorized parking; and to do and perform such other acts in and to said Common Area and improvements thereon as, in the use of good business judgment, Landlord shall determine to be advisable.

         10.4. MAINTENANCE OF COMMON AREA. Subject to the provisions of the Restrictions, Landlord shall operate and maintain (or cause to be operated and maintained) the Common Area in good condition, in such manner as Landlord in its sole discretion shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ or cause to be employed all personnel and to make or cause to be made all rules and regulations pertaining to or necessary for the proper operation and maintenance of the Common Area and the improvements located thereon. The cost of such maintenance of the Common Area shall be included as part of Operating Expenses. No part of the Common Area may be used for the storage of any items, including without limitation, vehicles, materials, inventory and equipment. All trash and other refuse shall be placed in designated receptacles. No work of any kind, including, but not limited to, painting, drying, cleaning, repairing, manufacturing, assembling, cutting, merchandising or displaying shall be permitted within any portion of the Common Area.

         10.5. REVOCATION OF LICENSE. All Common Area and improvements located thereon which Tenant is permitted to use and occupy pursuant to the provisions of this Lease are to be used and occupied under a revocable license and right, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to compensation or diminution or abatement of Rent, and such revocation or diminution of such areas shall not be deemed constructive or actual eviction. It is understood and agreed that the condemnation or other taking or appropriation by any public or quasi-public authority, or sale in lieu of condemnation, of all or any portion of the Common Area shall not constitute a violation of Landlord's agreements hereunder, and Tenant shall not be entitled to participate in or make any claim for any award or other condemnation proceeds arising from any such taking or appropriation of the Common Area. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Landlord shall provide to Tenant the number of vehicle parking spaces allocated to Tenant under this Lease (subject to the rights of Landlord under this Article X).

         10.6. LANDLORD'S RESERVED RIGHTS. Landlord reserves the right to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises or outside the Premises, change the boundary lines of the Project and install, use, maintain, repair, alter or relocate, expand and replace any Common Area; provided, however, Landlord shall not unreasonably interfere with Tenant's use of the Premises. Such rights of Landlord shall include, but are not limited to, designating from time to time certain portions of the Common Area as exclusively for the benefit of certain tenants in the Project.

         10.7. PARKING. Tenant shall be entitled to use, on a non-exclusive basis, forty three (43) parking spaces consistent with the permitted uses of the Premises, which spaces shall be unreserved and unassigned, within those portions of the exterior Common Area designated by Landlord for parking. Tenant shall not overly-burden the parking area. All parking of vehicles shall be in strict accordance with the Rules and Regulations attached hereto AS EXHIBIT "E" and incorporated herein by reference, and any modifications or supplements thereto. Landlord reserves the right to institute a paid parking program for building guests and invitees, and a reserved parking system for Tenants of the Project; in no event, however, shall Tenant or Tenant's regular employees employed at the Premises be charged for unreserved parking.

         10.8. SATELLITE DISH. If Landlord permits Tenant to install a satellite dish within the Project (which Landlord has the right to condition upon the payment of additional rent, in an amount to be specified by Landlord), such installation shall be installed in a manner and location acceptable to Landlord in its sole discretion. Tenant shall indemnify, protect, defend and hold Landlord and Landlord's Indemnitees harmless from any and all damages, liabilities, costs and expenses (including without limitation attorneys' fees and costs of defense), arising from or attributable to any damages to the roof or other structures or improvements within the Project resulting from any permitted installation of the antennae and/or related facilities by Tenant or any impairment of any roof warranties of Landlord. The location and installation of the satellite dish antennae shall also be subject to all governmental regulations, to the approval of the appropriate governing agencies, and to the Restrictions. Tenant shall not be permitted to enter upon the roof or any restricted area of the Project to maintain, service, repair, replace or remove any satellite dish equipment without the prior written consent of Landlord. The failure of any satellite dish to function or operate as desired by Tenant, for any reason, shall not constitute interference by Landlord of Tenant's enjoyment of the Premises or constitute a breach of this Lease by Landlord.

May 2, 2000
Page 13 of 26

                                   ARTICLE XI
                   EXCULPATION, INDEMNIFICATION AND INSURANCE

         11.1. INDEMNIFICATION. To the fullest extent permitted by law, Tenant hereby agrees to defend (with attorneys acceptable to Landlord), indemnify, protect and hold harmless Landlord and Landlord's Agents and any successors to all or any portion of Landlord's interest in the Premises and their directors, officers, partners, employees, authorized agents, representatives, affiliates and Mortgagees, from and against any and all damage, loss, claim, liability and expense including, but not limited to, actual attorneys' fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgment brought by or on behalf of (i) any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by, or are in any way attributable to the use or occupancy of the Premises or the acts or omissions of the Tenant or Tenant's Agents in or about the Premises or the Project (including but not limited to any Event of Default hereunder), or (ii) Tenant or Tenant's Agents for damage, loss or expense due to, but not limited to, bodily injury or property damage which arise out of, are occasioned by, or are in any way attributable to the use of any of the Common Area, except to the extent caused by the sole active negligence or willful misconduct of Landlord.

         11.2. LANDLORD'S PROPERTY INSURANCE. Landlord shall obtain and keep in force during the Term of this Lease a policy or policies of insurance, with deductibles at the sole discretion of Landlord, covering loss or damage to the Premises and the Building, the Tenant Improvements and objects owned by Landlord and normally covered under a "Boiler and Machinery" policy (as such term is used in the insurance industry) at least in the amount of the full replacement cost thereof, and in no event less than the total amount required by Mortgagees, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils ("all risk" or "special causes of action," as such terms are used in the insurance industry, including, at Landlord's option, collapse, earthquake and flood) and other perils as required by the Mortgagees or deemed necessary by Landlord. A stipulated value or agreed amount endorsement deleting any co-insurance provision of said policy or policies shall be procured with said insurance. The cost of such insurance policies shall be included in the definition of Operating Expenses, and shall be paid by Tenant in the manner set forth in Section 7.1. Such insurance policies shall provide for payment of loss thereunder to Landlord or, at Landlord's election, to the Mortgagees. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, then Tenant shall pay for any increase in the property insurance of the Building or such other building or buildings within the Project if such increase is caused by Tenant's acts, omissions, use or occupancy of the Premises. Tenant shall obtain and keep in force during the Term, at its sole cost and expense, (i) an "all risk" or "special causes of action" property policy in the amount of the full replacement cost covering Tenant's Personal Property and any Alterations made by or at the request of Tenant, with Landlord insured as its interest may appear, and (ii) an "all risk" or "special causes of action" policy of business interruption and/or loss of income insurance covering a period of two (2) years, plus such additional period of time, if any, as will permit Tenant to be in a position to have the same revenues as were in effect the day before a loss giving rise to a claim under such insurance occurs, with loss payable to Landlord to the extent of Monthly Rent and Additional Rent only.

         11.3. TENANT'S INSURANCE. Tenant shall maintain in full force and effect at all times during the Term (plus such earlier and later periods as Tenant may be in occupancy of the Premises), at its sole cost and expense, for the protection of Tenant, Landlord and Landlord's Agents and Mortgagees, policies of insurance issued by a carrier or carriers acceptable to Landlord and the Mortgagees which afford the following coverages: (i) statutory workers' compensation, (ii) employer's liability with minimum limits of Five Hundred Thousand Dollars ($500,000.00), (iii) comprehensive/commercial general liability insurance including, but not limited to, blanket contractual liability (including the indemnity set forth in Section 11.1), fire and water legal liability (having a minimum coverage of $50,000.00), broad form property damage, personal injury, completed operations, products liability, independent contractors, warehouser's legal liability and, if alcoholic beverages are served, manufactured, distributed or sold in the Premises, comprehensive liquor liability, and owned, non-owned and hired vehicles, on an occurrence basis and not less than $2,000,000.00, combined single limit (or current limit carried, whichever is greater), naming Landlord, Landlord's Agents and the Mortgagees as additional insureds, and including a cross-liability or severability of interests indorsement, (iv) insurance against fire, vandalism, malicious mischief and fixtures, furnishings, equipment and items of personal property in the Premises owned or leased by Tenant, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (and with a replacement cost endorsement), income/business interruption/extra expense coverage in an amount of not less than nine (9) months of loss of income from Tenant's business in the Premises, and (v) such other insurance in such form and amounts as may be required by Landlord or the Mortgagees from time to time. Landlord or Landlord's Agents on behalf of Landlord may, at Landlord's election, obtain liability insurance in such amounts and on such terms as Landlord shall determine, and the cost thereof shall be included in Operating Expenses and paid by Tenant in the manner described in Section 7.1. In no event shall the limits of any policy obtained by Tenant with respect to the Premises or required to be obtained by Tenant under this Lease be considered as limiting the liability of Tenant under this Lease.

         11.4. DEDUCTIBLES. Any policy of insurance required pursuant to this Lease containing a deductible exceeding Five Thousand Dollars ($5,000.00) per occurrence must be approved in writing by Landlord prior to the issuance of such policy. Tenant shall be solely responsible for the payment of any deductible.

         11.5. BLANKET COVERAGE. Any insurance required of Tenant pursuant to this Lease may be provided by means of a so-called "blanket policy", so long as
(i) the Premises are specifically covered (by rider, endorsement or otherwise),
(ii) the limits of the policy are applicable on a "per location" basis to the Premises and provide for restoration of the aggregate limits, and (iii) the policy otherwise complies with the provisions of this Lease.

         11.6. INCREASED COVERAGE. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as the Mortgagees may reasonably require.


May 2, 2000
Page 14 of 26

         11.7. SUFFICIENCY OF COVERAGE. Neither Landlord nor any of Landlord's Agents makes any representation that the types of insurance and limits specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. Nothing contained herein shall limit Tenant's liability under this Lease, and Tenant's liability under any provision of this Lease, including without limitation under any indemnity provisions, shall not be limited to the amount of any insurance obtained.

         11.8. INSURANCE REQUIREMENTS. Tenant's insurance (i) shall be in a form satisfactory to Landlord and the Mortgagees and shall be carried with companies that have a general policyholder's rating of not less than "A" and a Financial Class Size of "VIII" or higher according to the current version of A.M. Best's Key Rating Guide or as otherwise approved in writing by Landlord, in its sole discretion, as financially sound on a current basis, (ii) shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days prior written notice to Landlord, and (iii) shall be primary, and any insurance carried by Landlord or Landlord's Agents shall be non-contributing. Tenant's policy or policies, or duly executed certificates for them in the form and content reasonably satisfactory to Landlord, shall be deposited with Landlord prior to the Commencement Date, and thereafter during the Term not later than thirty (30) days prior to expiration/renewal date of such policies. If Tenant fails to procure and maintain the insurance required to be procured by Tenant under this Lease, such failure shall constitute an "Event of Default" by Tenant under Section 15.1 of the Lease, and Landlord may, but shall not be required to, without waiver of such default, order such insurance at Tenant's expense. All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

         11.9. INTENTIONALLY DELETED.

         11.10. LANDLORD'S DISCLAIMER. Notwithstanding any other provisions of this Lease, and to the fullest extent permitted by law, Landlord and Landlord's Agents shall not be liable for any loss or damage to persons or property resulting from theft, vandalism, fire, explosion, falling materials, glass, tile or sheet rock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the sole active negligence or willful misconduct of Landlord. Landlord and Landlord's Agents shall not be liable for interference with light or air, or for any latent defect in the Premises except as otherwise expressly provided in this Lease. Tenant shall give prompt Notice to Landlord in case of a casualty, accident or repair needed to the Premises.

         11.11. WAIVER OF SUBROGATION. Landlord and Tenant agree to cause the insurance companies issuing their respective property (first party) insurance to waive any subrogation rights that those companies may have against Tenant or Landlord, respectively, as long as the insurance is not invalidated by the waiver. If the waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant waive any right that either may have against the other on account of any loss or damage to their respective property to the extent that the loss or damage is insured under their respective insurance policies.

                                   ARTICLE XII
                              DAMAGE OR DESTRUCTION

         12.1. LANDLORD'S OBLIGATION TO REBUILD. If the Premises are damaged or destroyed by fire or other casualty (a "Casualty"), Tenant shall promptly give notice thereof to Landlord, and Landlord shall thereafter repair the Premises as set forth in Sections 12.4 and 12.5 unless Landlord has the right to terminate this Lease as provided in Section 12.2 and Landlord elects to terminate or Tenant has the right to terminate this Lease as provided in Section 12.3 and Tenant elects to so terminate.

         12.2. LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the right to terminate this Lease following a Casualty if any of the following occurs: (i) insurance proceeds (together with any additional amounts Tenant elects, at its option, to contribute) are not available to Landlord to pay one hundred percent (100%) of the cost to fully repair the Premises, excluding the deductible (for which Tenant shall pay Tenant's Share of such deductible); (ii) Landlord's Space Planner determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, Hazardous Materials, earthquake faults, radiation, chemical waste and other similar dangers) within one hundred eighty (180) days after the date of such Casualty; (iii) the Premises are destroyed or damaged during the last twelve (12) months of the Term; or (iv) an Event of Default has occurred and is continuing at the time of such Casualty. If Landlord elects to terminate this Lease following a Casualty pursuant to this Section 12.2, Landlord shall give Tenant Notice of its election to terminate within fifteen (15) days after Landlord has knowledge of such Casualty, and this Lease shall terminate fifteen (15) days after the date of such Notice.

         12.3. TENANT'S RIGHT TO TERMINATE. Subject to the later terms hereof, Tenant shall have the right to terminate this Lease following the destruction of the Premises (or damage to the Premises so extensive as to reasonably prevent Tenant's substantial use and enjoyment of the Premises) if any of the following occurs: (i) the Premises cannot, with reasonable diligence, be fully repaired by Landlord within one hundred eighty (180) days after the date of the damage or destruction, as determined by Landlord's Space Planner; (ii) the Premises cannot safely be repaired because of the presence of hazardous factors, including Hazardous Materials, earthquake faults, radiation, chemical waste and other similar dangers; or (iii) the damage or destruction occurs during the last twelve (12) months of the Term and cannot, with reasonable diligence, be fully repaired by Landlord within ninety (90) days after the date of the destruction or damage, as determined by Landlord's Space Planner. Notwithstanding the



May 2, 2000
foregoing, Tenant shall not have the right to terminate under this Section 12.3 if (a) an Event of Default has occurred and is continuing at the time of such damage or destruction or at the time of exercising the right to terminate, or
(b) the damage or destruction was caused, in whole or in part, by the act or omission of Tenant or Tenant's Agents. If Tenant elects to terminate this Lease pursuant to this Section 12.3, Tenant shall give Landlord Notice of its election to terminate within ten (10) days after the date of such damage or destruction, and this Lease shall terminate thirty (30) days after the date of such Notice.

         12.4. EFFECT OF TERMINATION. If this Lease is terminated following a Casualty pursuant to Section 12.2 or Section 12.3, Landlord shall, subject to the rights of the Mortgagees, be entitled to receive and retain all the insurance proceeds resulting from or attributable to such Casualty, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant's Personal Property. If neither party exercises any such right to terminate this Lease, this Lease will continue in full force and effect, and Landlord shall, promptly following the tenth (10th) day after the date of such Casualty and receipt of the amounts set forth in clause (i) of Section 12.2, commence the process of obtaining necessary permits and approvals for the repair of the Premises, and shall commence such repair and prosecute the same diligently to completion as soon thereafter as is practicable. Tenant shall fully cooperate with Landlord in removing Tenant's Personal Property and any debris from the Premises to facilitate the making of such repairs.

         12.5. LIMITED OBLIGATION TO REPAIR. Landlord's obligation, should it elect or be obligated to repair the Premises following a Casualty, shall be limited to the basic Building and Tenant Improvements and Tenant shall, at its expense, replace or fully repair all Tenant's Personal Property and any Alterations installed by Tenant existing at the time of such Casualty. If the Premises are to be repaired in accordance with the foregoing, Tenant shall make available to Landlord any portion of insurance proceeds it receives which are allocable to the Tenant Improvements.

         12.6. ABATEMENT OF MONTHLY RENT. During any period when there is substantial interference with Tenant's use of the Premises by reason of a Casualty, Monthly Rent shall be temporarily abated in proportion to the degree of such substantial interference, but only to the extent of any business interruption or loss of income insurance proceeds received by Landlord from Tenant's insurance described in Section 11.5.4.2. Such abatement shall commence upon the date Tenant notifies Landlord of such Casualty and shall end upon the Substantial Completion of the repair of the Premises which Landlord undertakes or is obligated to undertake hereunder. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, Tenant's Personal Property or other damage or any inconvenience occasioned by a Casualty or by the repair or restoration of the Premises thereafter, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant. Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, and the provisions of any similar or successor statutes.

         12.7. LANDLORD'S DETERMINATION. The determination in good faith by Landlord's Space Planner of or relating to the estimated cost of repair of any damage, replacement cost, the time period required for repair or the interference with or suitability of the Premises for Tenant's use or occupancy shall be conclusive for purposes of this Article XII and Article XIII.

                                  ARTICLE XIII
                                  CONDEMNATION

         13.1. TOTAL TAKING - TERMINATION. If title to the Premises or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date possession of the Premises or part thereof is so taken.

         13.2. PARTIAL TAKING. If any part of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain and the remaining part is reasonably suitable for Tenant's continued occupancy for the uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Monthly Rent shall be reduced in the same proportion that the floor area of the portion of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises, as reasonably determined by Landlord or Landlord's Space Planner. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Premises so as to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises. If severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon Notice to Tenant. Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which there is substantial interference with Tenant's use of the Premises, as reasonably determined by Landlord or Landlord's Space Planner. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any present or future law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or Premises.

         13.3. NO APPORTIONMENT OF AWARD. No award for any partial or total taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or entire taking. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business or its moving costs, or for the loss of its goodwill.


May 2, 2000
Page 16 of 26

         13.4. TEMPORARY TAKING. No temporary taking of the Premises (which for purposes hereof shall mean a taking of all or any part of the Premises for one hundred eighty (180) days or less) shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this
Section 13.4.

         13.5. SALE UNDER THREAT OF CONDEMNATION. A sale made in good faith to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Article XIII.

                                   ARTICLE XIV
                            ASSIGNMENT AND SUBLETTING

         14.1. PROHIBITION. Tenant shall not directly or indirectly, voluntarily or by operation of law, assign (which term shall include any transfer, assignment, pledge, mortgage or hypothecation) this Lease, or any right or interest hereunder, or sublet the Premises or any part thereof, or allow any other person or entity to occupy or use all or any part of the Premises without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment, encumbrance, subletting or other transfer in violation of the terms of this
Article XIV, whether voluntary or involuntary, by operation of law, under legal process or proceedings, by receivership, in bankruptcy, or otherwise shall be valid or effective and, at the option of Landlord, shall constitute an Event of Default under this Lease. To the extent not prohibited by provisions of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), Tenant on behalf of itself, creditors, administrators and assigns waives the applicability of Sections 541(c) and 365(e) of the Bankruptcy Code unless the proposed assignee of the trustee for the estate of the bankrupt meets Landlord's standards for consent as set forth below. Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the Project the unique attraction of Tenant's name and business; the foregoing prohibition on assignment or subletting is expressly agreed to by Tenant in consideration of such fact. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         14.2. LANDLORD'S CONSENT. In the event Landlord consents to any assignment or subletting, such consent shall not constitute a waiver of any of the restrictions of this Article XIV and the same shall apply to each successive assignment or subletting hereunder, if any. In no event shall Landlord's consent to an assignment or subletting affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), or relieve Tenant of any of its obligations hereunder without an express written release being given by Landlord. In the event that Landlord shall consent to an assignment or subletting under this Article XIV, such assignment or subletting shall not be effective until the assignee or sublessee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee or sublessee shall agree that the provisions contained in this Lease shall, notwithstanding such assignment or subletting, continue to be binding upon it with respect to all future assignments and sublettings. Such assignment or sublease agreement shall be duly executed and a fully executed copy thereof shall be delivered to Landlord, and Landlord may collect Monthly Rent and Additional Rent due hereunder directly from the assignee or sublessee. Collection of Monthly Rent and Additional Rent directly from an assignee or sublessee shall not constitute a consent or a waiver of the necessity of consent to such assignment or subletting, nor shall such collection constitute a recognition of such assignee or sublessee as the Tenant hereunder or a release of Tenant from the performance of all of its obligations hereunder. Any sign rights granted to Tenant under this Lease shall not be assignable to or usable by any assignee or sublessee of Tenant without the prior written consent of Landlord, in its sole and absolute discretion.

         14.3. INFORMATION. Regardless of whether Landlord's consent is required under this Article XIV, Tenant shall notify Landlord in writing of Tenant's intent to assign this Lease or any right or interest hereunder, or to sublease the Premises or any part thereof, and of the name of the proposed assignee or sublessee, the nature of the proposed assignee's or sublessee's business to be conducted on the Premises, the terms and provisions of the proposed assignment or sublease, a copy of the proposed assignment or sublease form, and such other information as Landlord may reasonably request concerning the proposed assignee or sublessee, including, but not limited to, a description of the business of the proposed assignee or sub-tenant, the net worth, income statements and other financial statements of the proposed assignee or sub-tenant (including individual principals, if requested by Landlord) for a two-year period preceding Tenant's request for consent, evidence of insurance complying with the requirements of Article XI, and the fee described in Section 14.7. Landlord may require that the sublessee complete and submit an application to Landlord providing the foregoing information and such additional information as Landlord may require.

         14.4. STANDARD FOR CONSENT. Landlord shall, within fifteen (15) days of receipt of such Notice and all information requested by Landlord concerning the proposed assignee or sublessee, elect to take one of the following actions:

                  (a) consent to such proposed assignment or sublease;


May 2, 2000
Page 17 of 26

                  (b) refuse to consent to such proposed assignment or sublease, which refusal shall be on reasonable grounds; or

                  (c) if Tenant proposes to sublease all or part of the Premises for the entire remaining Term, Landlord may, at its option exercised by fifteen (15) days Notice to Tenant, elect to recapture such portion of the Premises as Tenant proposes to sublease and as of the fifteenth
         (15th) day after Landlord so notifies Tenant of its election to recapture, this Lease shall terminate as to the portion of the Premises recaptured and the Monthly Rent payable under this Lease shall be reduced in the same proportion that the floor area of that portion of the Premises so recaptured bears to the floor area of the Premises prior to such recapture.

                  Tenant agrees, by way of example and without limitation, that it shall not be unreasonable for Landlord to withhold its consent to a proposed assignment or subletting if any of the following situations exist or may exist:

                           (i) Landlord determines that the proposed assignee's
                  or sublessee's use of the Premises conflicts with Article V or
                  Article VI, presents an unacceptable risk, as determined by Landlord, under Article VI, will overburden the services and common area facilities of the Project, or conflicts with any other provision under this Lease;

                           (ii) Landlord determines that the proposed assignee
                  or sublessee is not as financially responsible as Tenant as of the date of Tenant's request for consent or as of the effective date of such assignment or subletting;

                           (iii) Landlord determines that the proposed assignee
                  or sublessee lacks sufficient experience to conduct on the Premises a business of a type and quality equal to that conducted by Tenant;

                           (iv) Landlord determines that the proposed assignment
                  or subletting would breach a covenant, condition or restriction in some other lease, financing agreement or other agreement relating to the Project, the Building, the Premises or this Lease; or

                           (v) An Event of Default has occurred and is
                  continuing at the time of Tenant's request for Landlord's consent, or as of the effective date of such assignment or subletting.

                  Tenant acknowledges that if Tenant has any exterior sign rights under this Lease, such rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or sublessee of the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion.

         14.5. BONUS VALUE. Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or sublessee, however described, in excess of (i) the Monthly Rent payable by Tenant hereunder (or, in the case of sublease of a portion of the Premises, in excess of the Monthly Rent reasonably allocable to such portion), plus (ii) Tenant's direct out-of-pocket costs which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or sublessee of a nature commonly provided by landlords of similar space, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or sublessee. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or sublessee confirming the requirements of this Section 14.5.

         14.6. CERTAIN TRANSFERS. The sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business), or, if Tenant is a corporation, an unincorporated association, a limited liability company, or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company, or partnership in the aggregate in excess of twenty-five percent (25%) (except for publicly traded shares of stock constituting a transfer of twenty-five percent (25%) or more in the aggregate, so long as no change in the controlling interests of Tenant occurs as a result thereof) shall be deemed an assignment within the meaning and provisions of this Article XIV.

         14.7. LANDLORD'S FEE AND EXPENSES. If Tenant requests Landlord's consent to an assignment or subletting by Tenant under this Lease, Tenant shall pay to Landlord a fee of Five Hundred Dollars ($500.00) and all of Landlord's out-of-pocket expenses reasonably incurred, including, but not limited to, attorneys' fees reasonably incurred related to such assignment or subletting by Tenant, whether or not the assignment or subletting is approved.

         14.8. TRANSFER OF THE PREMISES BY LANDLORD. Upon any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment, and Tenant agrees to attorn to any entity purchasing or otherwise acquiring the Premises.

                                   ARTICLE XV
                              DEFAULTS AND REMEDIES

         15.1. TENANT'S DEFAULT. At the option of Landlord, a default under this Lease by Tenant shall exist if any of the following events shall occur (each is called an "Event of Default"):

                  (a) Tenant fails to pay the Rent payable hereunder, as and when due, for a period of three (3) days after Notice by Landlord; provided, however, the Notice given hereunder shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure;

                  (b) Tenant attempts to make or suffers to be made any transfer, assignment or subletting, except as provided in Article XIV hereof;

                  (c) Any of Tenant's rights under this Lease are sold or otherwise transferred by or under court order or legal process or otherwise or if any of the actions described in Section 15.2 are taken by or against Tenant or any Guarantor;

                  (d) The Premises are used for any purpose other than as permitted pursuant to Article V;

                  (e) Tenant vacates or abandons the Premises or fails to continuously and uninterruptedly conduct its business in the Premises;

                  (f) Any representation or warranty given by Tenant under or in connection with this Lease proves to be materially false or misleading;

                  (g) Tenant fails to timely comply with the provisions of
         Article VI ("Hazardous Materials"), Article XIV ("Assignment and Subletting"), Article XVI ("Subordination; Estoppel Certificate; Financials"), Section 21.5 ("Modifications for Mortgagees") or Section
         21.19 ("Authority");

                  (h) Tenant fails to observe, keep, perform or cure within fifteen (15) days after Notice by Landlord any of the other terms, covenants, agreements or conditions contained in this Lease or those set forth in any other agreements or rules or regulations which Tenant is obligated to observe or perform. In the event such default reasonably could not be cured or corrected within such fifteen-day period, but is reasonably susceptible to cure or correction, then Tenant shall not be in default hereunder if Tenant commences the cure or correction of such default within such fifteen-day period and diligently prosecutes the same to completion after commencing such cure or correction. The Notice required by this Section 15.1(h) shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure; or

                  (i) Tenant fails to provide to Landlord initial evidence of all insurance required of Tenant under this Lease, and the renewal thereof from time to time as required in this Lease.

                  Notices given under this Section 15.1 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such Notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the Notice.

         15.2. BANKRUPTCY OR INSOLVENCY. In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding. In the event:

                  (a) A court makes or enters any decree or order adjudging Tenant to be insolvent, or approving as properly filed by or against Tenant a petition seeking reorganization or other arrangement of Tenant under any provisions of the Bankruptcy Code or any applicable state law, or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days;

                  (b) Tenant makes or suffers any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provisions of the Bankruptcy Code or any applicable state law;

                  (c) Tenant assigns its assets for the benefit of its creditors; or

                  (d) The material part of the property of Tenant or any property essential to Tenant's business or of Tenant's interest in this Lease is sequestered, attached or executed upon, and Tenant fails to secure a return or release of such property within ten (10) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

then this Lease shall, at Landlord's election, immediately terminate and be of no further force or effect whatsoever, without the necessity for any further action by Landlord, except that Tenant shall not be relieved of obligations which have accrued prior to the date of such termination. Upon such termination, the provisions herein relating to the expiration or earlier termination of this Lease shall control and Tenant shall immediately surrender the Premises in the condition required by the provisions of this Lease. Additionally, Landlord shall be entitled to all relief, including recovery of damages from Tenant which may from time to time be permitted, or recoverable, under the Bankruptcy Code or any other applicable state laws.

         15.3. LANDLORD'S REMEDIES. Upon the occurrence of an Event of Default, then, in addition to and without waiving any other rights and remedies available to Landlord at law or in equity or otherwise provided in this Lease, Landlord may, at its option, cumulatively or in the alternative, exercise the following remedies:

                  (a) Landlord may terminate Tenant's right to possession of the Premises, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. No

May 2, 2000
         act by Landlord other than giving Notice to Tenant of Landlord's election to terminate Tenant's right to possession shall terminate this Lease. Acts of maintenance, efforts to re-let the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Termination shall terminate Tenant's right to possession of the Premises but shall not relieve Tenant of any obligation under this Lease which has accrued prior to the date of such termination. Upon such termination, Landlord shall have the right to re-enter the Premises, and remove all persons and property, and Landlord shall also be entitled to recover from Tenant:

                           (i) The worth at the time of award of the unpaid
                  Monthly Rent and Additional Rent which had been earned at the time of termination;

                           (ii) The worth at the time of award of the amount by
                  which the unpaid Monthly Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                           (iii) The worth at the time of award of the amount by
                  which the unpaid Monthly Rent and Additional Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

                           (iv) Any other amount necessary to compensate
                  Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of re-letting, including necessary repair, demolition and renovation of the Premises to the condition existing immediately prior to Tenant's occupancy, the unamortized portion of any Tenant Improvements and brokerage commissions funded by Landlord in connection with this Lease, the cost of rectifying any damage to the Premises occasioned by the act or omission of Tenant, reasonable attorneys' fees, and any other reasonable costs; and

                           (v) At Landlord's election, all other amounts in
                  addition to or in lieu of the foregoing as may be permitted by law.

                  As used in Sections (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the maximum legal rate permitted by law. As used in Section (iii) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                  (b) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event this Lease will continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all Rent as it becomes due. In the event that Landlord elects to avail itself of the remedy provided by this Section 15.3(b), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease. In addition, in the event Tenant has entered into a sublease which is valid under the terms of this Lease, Landlord may also, at its option, cause Tenant to assign to Landlord the interest of Tenant under said sublease, including, but not limited to, Tenant's right to payment of Rent as it becomes due. Landlord may elect to enter the Premises and re-let them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in re-letting the Premises, including, but not limited to, broker's commissions, expenses of cleaning and remodeling the Premises required by the re-letting, attorneys' fees and like costs. Re-letting can be for a period shorter or longer than the remaining Term of this Lease and for the entire Premises or any portion thereof. Tenant shall pay to Landlord the Monthly Rent and Additional Rent due under this Lease on the dates the Monthly Rent and such Additional Rent are due, less the Rent Landlord actually collects from any re-letting. Except as provided in the preceding sentence, if Landlord re-lets the Premises or any portion thereof, such re-letting shall not relieve Tenant of any obligation hereunder. Notwithstanding the above, no act by Landlord allowed by this Section 15.3(b) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

         15.4. NO SURRENDER. Tenant waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law in the event Tenant is evicted or Landlord takes possession of the Premises by reason of an Event of Default. No act or thing done by Landlord or Landlord's Agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's Agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

         15.5. INTEREST ON LATE PAYMENTS. Any Rent due under this Lease that is not paid to Landlord within three (3) days of the date when due shall commence to bear interest at the Applicable Rate until fully paid. Neither the accrual nor the payment of interest shall cure any default by Tenant under this Lease.

         15.6. ATTORNEYS' AND OTHER FEES. All sums reasonably incurred by Landlord in connection with an Event of Default or holding over of possession by Tenant after the expiration or termination of this Lease, including,


May 2, 2000
Page 20 of 26
but not limited to, all costs, expenses and actual accountants', appraisers', attorneys' and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the Applicable Rate from the date of such demand until paid by Tenant. In addition, in the event that any action shall be instituted by either of the parties hereto for the enforcement of any of its rights in and under this Lease, the party in whose favor judgment shall be rendered shall be entitled to recover from the other party all expenses reasonably incurred by the prevailing party in such action, including actual costs and reasonable attorneys' fees.

         15.7. LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within fifteen (15) days after receipt of Notice by Tenant to Landlord (and the Mortgagees who have provided Tenant with notice) specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than fifteen (15) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such fifteen (15) day period and thereafter diligently prosecutes the same to completion.

         15.8. LIMITATION OF LANDLORD'S LIABILITY. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or those of its constituent partners. If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord's part to be performed, Tenant shall be required to deliver to Landlord Notice of the same. If, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Building, and no action for any deficiency may be sought or obtained by Tenant.

         15.9. MORTGAGEE PROTECTION. Upon any default on the part of Landlord, Tenant will give notice by registered or certified mail to any Mortgagee who has provided Tenant with notice of its interest together with an address for receiving notice, and shall offer such Mortgagee a reasonable opportunity to cure the default (which in no event shall be less than sixty [60] days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary, to effect a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Monthly Rent more than one (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code Section 1950.5 or any other present or future law to the collection of any deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the Mortgagee with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such Mortgagee. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such Mortgagee's loan to Landlord.

         15.10. LANDLORD'S RIGHT TO PERFORM. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may (but shall not be obligated to), at Tenant's expense, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums paid by Landlord and all penalties, interest and costs, including, but not limited to, collection costs and attorneys' fees reasonably incurred in connection therewith, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

         15.11. LIMITATION OF ACTIONS AGAINST TENANT AND LANDLORD. [SEE RIDER]

         15.12. WAIVER OF JURY TRIAL. To the full extent permitted by law, Tenant and Landlord hereby waive the right to trial by jury in any action, proceeding or counterclaim brought by Tenant or Landlord, respectively, on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage.

                                   ARTICLE XVI
                 SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

         16.1. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Mortgagee or any ground lessor with respect to the land of which the Premises are a part, this Lease shall be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, and (ii) the lien of any Mortgage which may now exist or hereafter be executed in any amount for which the Project, the Building, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Landlord or any such Mortgagee or ground lessor shall have the right, at its election, to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. No subordination shall permit material interference with Tenant's rights hereunder, and any ground lessor or Mortgagee shall recognize Tenant and its permitted successors and assigns as the tenant of the Premises and shall not disturb Tenant's right to quiet possession of the Premises during the Term so long as no Event of Default has occurred and is continuing under this Lease. If Landlord's interest in the Premises is acquired by any ground lessor or Mortgagee, or in the event proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any Mortgage made by Landlord covering the Premises or any part thereof, or in the event a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any


May 2, 2000
Page 21 of 26
subordination and upon the request of such successor in interest to Landlord, attorn to and become the Tenant of the successor in interest to Landlord and recognize such successor in interest as the Landlord under this Lease. Although this Section 16.1 is self-executing, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, or any Mortgagee or ground lessor, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage, or evidencing the attornment of Tenant to any successor in interest to Landlord as herein provided. Tenant's failure to timely execute and deliver such additional documents shall, at Landlord's option, constitute an Event of Default hereunder.

         16.2. ESTOPPEL CERTIFICATE. Tenant shall within ten (10) days following written request by Landlord, execute and deliver to Landlord any documents, including estoppel certificates, in a form required by Landlord (i) certifying that this Lease is unmodified and in full force and effect or, if modified, attaching a copy of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord or stating the nature of any uncured defaults, (iii) evidencing the status of this Lease as may be required by a Mortgagee or a purchaser of the Premises, (iv) certifying the current Monthly Rent amount and the amount and form of Security Deposit on deposit with Landlord, and (v) certifying to such other information as Landlord, Landlord's Agents, Mortgagees and prospective purchasers may reasonably request, including, but not limited to, any requested information regarding Hazardous Materials. Tenant's failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord's written request therefor shall constitute an Event of Default hereunder,

         16.3. FINANCIAL INFORMATION. Tenant shall deliver to Landlord, prior to the execution of this Lease, and within ten (10) days following written request therefor by Landlord at any time during the Term, Tenant's current financial statements, and Tenant's financial statements for the two (2) years prior to the current fiscal financial statement's year, certified to be true, accurate and complete by an authorized officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Premises, the Project or any portion thereof, and to the Mortgagees of Landlord or such purchaser. Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. If any material change in Tenant's financial condition, as reflected in the Statements, occurs prior to the date of this Lease or prior to the Commencement Date, as the case may be, or if Tenant fails to inform Landlord of any such material change, Landlord shall have the right, in addition to any other rights and remedies of Landlord, to terminate this Lease by notice to Tenant given within thirty (30) days after Landlord learns of such material change.

                                  ARTICLE XVII
                               SIGNS AND GRAPHICS

         Landlord shall, at Tenant's expense, install a suite identification plaque next to the door to the entrance to the Premises and install directory strips in the lobby directory identifying Tenant's trade name. Tenant shall have no right to maintain identification signs in any other location in, on or about the Premises and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building, except as otherwise expressly permitted by Landlord in writing. If any exterior sign rights are granted to Tenant by Landlord in connection with this Lease, (i) the size, design, color and other physical aspects of such specially permitted signs shall be subject to Landlord's written approval prior to installation, which approval may be withheld in Landlord's discretion, any Restrictions and any applicable municipal or other governmental permits and approvals, (ii) all such signs and graphics shall conform to the sign criteria established by Landlord from time to time in writing, (iii) upon notice from Landlord, Tenant shall reimburse Landlord for Landlord's costs of installing support bracing for such exterior signs, (iv) the cost of all such signs and graphics, including the installation, maintenance and removal thereof, shall be at Tenant's sole cost and expense, and (v) such sign rights shall not be assignable to any lease assignee, subtenant or other party and shall automatically terminate on the assignment by Tenant of its interest in this Lease (whether consented to by Landlord or not) or the subleasing of a substantial portion of the Premises by Tenant (whether consented to by Landlord or not). If Tenant fails to maintain any permitted exterior signs, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal (including, but not limited to, repainting the affected area, if required by Landlord), Landlord may do so at Tenant's expense. All sums reasonably disbursed, deposited or incurred by Landlord in connection with such removal, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

                                  ARTICLE XVIII
                                 QUIET ENJOYMENT

         Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.


May 2, 2000
Page 22 of 26

                                   ARTICLE XIX
                             SURRENDER; HOLDING OVER

         19.1. SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and acts of God excepted, with all interior walls in good repair, the HVAC equipment, plumbing, electrical and other mechanical installations in good operating order and all floors cleaned, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations which Landlord requires Tenant to remove pursuant to Section 8.1 and all Tenant's Personal Property and all telephone, data transmission, fiber-optic and other telecommunications cabling and related facilities installed by Tenant in the Premises and Building, and shall repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property which Tenant is authorized and obligated to remove pursuant to the above, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall pay to Landlord, upon demand, the costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with attorneys' fees and interest on said amounts at the Applicable Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant hereby agrees to indemnify Landlord and Landlord's Agents against all loss or liability resulting from any delay by Tenant in so surrendering the Premises, including, but not limited to, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and actual attorneys' fees and costs. Landlord may withhold all or any portion of Tenant's Security Deposit pending disposition and accounting of expenses Landlord will incur as a result of Tenant's failure to remove the items specified in this
Section 19. 1.

         19.2. HOLDING OVER. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term with the prior written consent of Landlord, such possession shall constitute a month-to-month tenancy only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance. In either of such events, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, and any other sums due hereunder shall be payable in the amounts and at the times specified in this Lease. Any such tenancy shall be subject to every other term, condition, and covenant contained in this Lease.

                                   ARTICLE XX
                              INTENTIONALLY DELETED

                                   ARTICLE XXI
                    MISCELLANEOUS AND INTERPRETIVE PROVISIONS

         21.1. BROKER. Landlord and Tenant each warrant and represent to the other that neither has had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease or the introduction of the parties to this transaction, except for the Broker (whose commission shall be paid by Landlord), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. In the event of any additional claims for brokers' or finders' fees with respect to this Lease, Tenant shall indemnify, hold harmless, protect and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement made by Tenant, and Landlord shall indemnify, hold harmless, protect and defend Tenant from and against such claims if they shall be based upon any statement, representation or agreement made by Landlord.

         21.2. EXAMINATION OF LEASE. Submission of this Lease for examination or signature by Tenant does not create a reservation of or option to lease. This Lease shall become effective and binding only upon full execution of this Lease by both Landlord and Tenant.

         21.3. NO RECORDING. Tenant shall not record this Lease or any memorandum of this Lease without Landlord's prior written consent, but if Landlord so requests, Tenant agrees to execute, have acknowledged and deliver a memorandum of this Lease in recordable form which Landlord thereafter may file for record.

         21.4. QUITCLAIM. Upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord an instrument in writing releasing and quit-claiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease or otherwise.

         21.5. MODIFICATIONS FOR MORTGAGEES. If in connection with obtaining financing for the Premises or any portion thereof, Landlord's Mortgagees shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not adversely affect Tenant's rights hereunder. Tenant's failure to so consent shall constitute an Event of Default under this Lease.

         21.6. NOTICE. Any Notice required or desired to be given under this Lease shall be in writing and shall be addressed to the address of the party to be served. The addresses of Landlord and Tenant are as set forth in Items 1 and 3, respectively, of the Basic Lease Provisions, except that (a) prior to the Commencement Date, the address for Notices to Tenant shall be as set forth opposite Tenant's signature on this Lease, and (b) from and after the Commencement Date, notwithstanding the addresses for Tenant set forth in Item 3 of the Basic Lease Provisions, all Notices regarding the operation and maintenance of the Project shall be delivered to Tenant at the Premises. Each

May 2, 2000
such Notice shall be deemed effective and given (i) upon receipt, if personally delivered (which shall include delivery by courier or overnight delivery service), (ii) upon being telephonically confirmed as transmitted, if sent by telegram, telex or telecopy, (iii) two (2) business days after deposit in the United States mail in the county in which the Premises are located, certified and postage prepaid, properly addressed to the party to be served, or (iv) upon receipt if sent in any other way. Any party hereto may from time to time, by Notice to the other in accordance with this Section 21.6, designate a different address than that set forth above for the purposes of Notice.

         21.7. CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

         21.8. EXECUTED COPY. Any fully executed copy of this Lease shall be deemed an original for all purposes.

         21.9. TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

         21.10. SEVERABILITY. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or un-enforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

         21.11. SURVIVAL. All covenants and indemnities set forth herein which contemplate the payment of sums, or the performance by Tenant after the Term or following an Event of Default, including specifically, but not limited to, the covenants and indemnities set forth in Section 5.3, Article VI, Article VII,
Section 8.1, Section 9.2, Article XI, Article XV, and Article XIX, and all representations and warranties of Tenant shall survive the expiration or sooner termination of this Lease.

         21.12. CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

         21.13. GENDER; SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, the singular includes the plural and the plural includes the singular.

         21.14. NON-AGENCY. It is not the intention of Landlord or Tenant to create hereby a relationship of master-servant or principal-agent, and under no circumstance shall Tenant herein be considered the agent of Landlord, it being the sole purpose and intent of the parties hereto to create a relationship of landlord and tenant.

         21.15. SUCCESSORS. The terms, covenants, conditions and agreements contained in this Lease shall, subject to the provisions as to assignment, subletting, and bankruptcy contained herein and any other provisions restricting successors or assigns, apply to and bind the heirs, successors, legal representatives and assigns of the parties hereto.

         21.16. WAIVER; REMEDIES CUMULATIVE. The waiver by either party of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with all of the provisions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provisions, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent payment so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent payment. Landlord's acceptance of any check, letter or payment shall in no event be deemed an accord and satisfaction, and Landlord shall accept the check, letter or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy available to it. The rights and remedies of either party under this Lease shall be cumulative and in addition to any and all other rights and remedies which either party has or may have.

         21.17. UNAVOIDABLE DELAY. Except for the monetary obligations of Tenant under this Lease, neither party shall be chargeable with, liable for, or responsible to the other for anything or in any amount for any Unavoidable Delay and any Unavoidable Delay shall not be deemed a breach of or default in the performance of this Lease, it being specifically agreed that any time limit provision contained in this Lease (other than the scheduled expiration of the Term) shall be extended for the same period of time lost by Unavoidable Delay.

         21.18. ENTIRE AGREEMENT. This Lease is the entire agreement between the parties, and supersedes any prior agreements, representations, negotiations or correspondence between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

         21.19. AUTHORITY. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, operating agreement, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. If

May 2, 2000
Page 24 of 26

Tenant is a corporation, Tenant shall, if requested by Landlord, within thirty
(30) days after execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of a resolution of the Board of Directors of the corporation or certificate of the Secretary of the corporation, authorizing, ratifying or confirming the execution of this Lease. If Tenant is a limited liability company or partnership, Tenant shall, if requested by Landlord, within thirty (30) days after the execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of its operating agreement or partnership agreement, as the case may be, authorizing such execution.

         21.20. GUARANTY. As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor listed in Item 14 of the Basic Lease Provisions, if any, on a form of guarantee provided by Landlord.

         21.21. EXHIBITS; REFERENCES. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease and Tenant acknowledges disclosure of all information therein. In the event of variation or discrepancy, the duplicate original hereof (including exhibits, amendments, riders and addenda, if any, specified above) held by Landlord shall control. All references in this Lease to Articles, Sections, Exhibits, Riders and clauses are made, respectively, to Articles, Sections, Exhibits, Riders and clauses of this Lease, unless otherwise specified.

         21.22. BASIC LEASE PROVISIONS. The Basic Lease Provisions at the beginning of this Lease are intended to provide general information only. In the event of any inconsistency between the Basic Lease Provisions and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

         21.23. NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing sub-tenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such sub-tenancies.

         21.24. JOINT AND SEVERAL OBLIGATIONS. If more than one person or entity is Tenant, the obligations imposed on each such person or entity shall be joint and several.

         21.25. NO LIGHT OR AIR EASEMENT. Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease, abate Rent or otherwise impose any liability on Landlord. This Lease does not confer any right with regard to the subsurface below the ground level of the Building.

         21.26. LEASE SUBJECT TO MATTERS OF RECORD. Tenant acknowledges that this Lease is subject to all covenants, conditions, restrictions, liens and encumbrances of record ("Matters of Record"). To the extent applicable, Tenant shall be bound by all such Matters of Record.

         21.27 HAZARDOUS MATERIALS DISCLOSURE. Tenant acknowledges that the property on which the Building is located has previously been used for agricultural purposes. Landlord is not aware of any other uses nor is Landlord aware of any releases of Hazardous Materials on or beneath the property - with the following exceptions:

                  (a) Over the years, various agricultural chemicals have been applied to the property. Residues of these chemicals may exist in the upper levels of the soil. Landlord anticipates that any such residues will decompose over time. The grading and development of the property will also reduce the potential for exposure. The risks associated with this previous agricultural chemical use on the property appear to be no greater than those associated with other similarly used properties in the area.

                  (b) The El Toro Marine Corps Air Station, which is located approximately one mile northeast of the Building, has had several releases of Hazardous Materials, many of which involved underground storage tanks. Contaminated ground water emanating from the Air Station may have migrated beneath portions of the property.

         21.28 TENANT'S AND GUARANTOR'S FINANCIAL CONDITION. Tenant represents to Landlord that any and all applications and financial statements provided to Landlord regarding Tenant and any Guarantor are true, accurate and complete in all material respects, and do not fail to omit or misstate any material aspect of the financial condition of Tenant or any Guarantor. Tenant acknowledges that the foregoing representation is a material inducement to Landlord in entering into this Lease and accepting Tenant as a tenant of the Project. Any breach of the foregoing representation shall constitute an incurable "Event of Default" under Section 15.1 of this Lease.

[SIGNATURES CONTINUED ON NEXT PAGE]

May 2, 2000
Page 25 of 26

         THIS LEASE is effective as of the date the last signatory necessary to execute this Lease shall have executed this Lease.

"LANDLORD"   PAC COURT ASSOCIATES, L.P., a California limited partnership

             By: Banyan Pacific, LLC, a California limited liability company, general partner

                    By:  Banyan Realty Group, LLC, a California
                         limited liability company, managing member

                         By: /s/ George W. Ceithaml
                             George W. Ceithaml, Trustee of the
                             Ceithaml Living Trust #2 dated April 15,
                             1989, managing member

ADDRESS FOR NOTICES PRIOR TO COMMENCEMENT DATE:

"TENANT"     INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation

             By: /s/ Jeffrey Frankel
                 Its: Jeffrey Frankel, Vice President and General Counsel


May 2, 2000
Page 26 of 26

                                   EXHIBIT "A"
                         GRAPHIC DEPICTION OF PREMISES

                          [MAP OF THIRD FLOOR GRAPHIC]

                                  EXHIBIT "B"
                               PROJECT SITE PLAN


                          [MAP OF PACIFICA COURT SITE]

                                   EXHIBIT "C"
                                   WORK LETTER

         This Exhibit is attached to and made a part of that certain Office Lease dated May 16, 2000, by and between PAC COURT ASSOCIATES, L.P., a California limited partnership, as "Landlord", and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation, as "Tenant", for the Premises known as 114 Pacifica, Suite 300, Irvine, California.

1.       APPLICATION OF EXHIBIT

         Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "Tenant Improvements") for the fitting out of the initial Premises, as more fully set forth herein.

2.       LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

         (a) PRELIMINARY SPACE PLAN. Prior to full execution of this Lease by both Landlord and Tenant, Landlord's Space Planner shall have completed and Tenant shall have approved a Preliminary Space Plan for Tenant Improvements (the "Preliminary Space Plan"), also known as a "test fit plan" which shall depict the general design of the Premises including location and relative sizes of offices and other enclosed rooms, open work areas as well as entry/exit locations. Execution of this Lease confirms Tenant Approval of said Preliminary Space Plan.

         (b) PRICING PLAN. Within three (3) days following Tenant approval of the Preliminary Space Plan, Landlord's Space Planner shall complete a pricing plan ("Pricing Plan") for the Tenant Improvements which shall include, without limitation, drawings showing the locations of doors, partitioning, electrical outlets, lighting, plumbing fixtures, floor loads and other unusual requirements, and a list of all specialized installations and improvements and upgrade specifications determined by Tenant as required for its use of the Premises and which differ from the Building Standard Tenant Improvement Specifications then in effect. Tenant agrees to and shall promptly and fully cooperate with Landlord's Space Planner and shall supply all information Landlord's Space Planner deems necessary for the preparation of the Pricing Plan. Tenant acknowledges that the Pricing Plan shall be prepared by Landlord's Space Planner after consultation and cooperation between Tenant and Landlord's Space Planner regarding the proposed Tenant Improvements and Tenant's requirements. Landlord and Landlord's Space Planner shall be entitled, in all respects, to rely upon all information supplied by Tenant regarding the Tenant Improvements. Tenant shall approve the Pricing Plan within two (2) days following delivery thereof to Tenant by Landlord. The costs associated with preparation of the Pricing Plan shall be paid in the manner set forth in Sections 5 and 6 of the Work Letter.

         (c) COST APPROVAL - PRICING PLAN. Within five (5) days following Tenant's approval of the Pricing Plan, Landlord shall submit to Tenant a preliminary written estimate ("Preliminary Estimate") of such Tenant Improvement Costs as hereinafter defined (including the amount to be paid for all plans referenced in this Exhibit and other non-construction costs). All costing shall be based on the Building Standard Tenant Improvement Specifications then in effect, unless otherwise noted. Tenant shall be obligated to bear the excess of the Tenant Improvement Costs in excess of the amount of the Tenant Improvement Allowance (as hereinafter defined), provided, however, that Tenant shall have two (2) days after receipt of the Preliminary Estimate in which to (a) elect to terminate this Lease by written notice to Landlord, or (b) submit to Landlord's Space Planner such revisions and modifications of the Pricing Plan, satisfactory in all respects to Landlord, as will reduce the estimated costs to an amount acceptable to Tenant. Failure to notify Landlord of Tenant's election to either cancel this Lease or revise the Pricing Plan shall be deemed Tenant's acceptance of the Preliminary Estimate and Tenant's agreement to pay the excess of the Tenant Improvement Costs over the Tenant Improvement Allowance.

         (d) WORKING DRAWINGS. Within three (3) weeks following Tenant's approval of the Preliminary Estimate (whether as originally calculated or following Tenant's revision of the Pricing Plan), Landlord's Space Planner shall complete working drawings (the "Working Drawings") for the Tenant Improvements based upon the approved Pricing Plan. The Working Drawings shall include architectural, mechanical and electrical construction drawings for the Tenant Improvements based on the Pricing Plan. Notwithstanding the Pricing Plan, in all cases the Working Drawings (i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the City or County or with insurance requirements, and
(iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction. The costs associated with preparation of the Working Drawings shall be paid in the manner set forth in Sections 5 and 6 of this Work Letter.


May 2, 2000
Page l of 5

         (e) APPROVAL OF WORKING DRAWINGS. Landlord or Landlord's Space Planner shall submit the Working Drawings to Tenant for Tenant's review, and Tenant shall notify Landlord and Landlord's Space Planner within two (2) days after delivery thereof of any requested revisions. Within three (3) days after receipt of Tenant's notice, Landlord's Space Planner shall draft all revisions to the Working Drawings that are approved by Landlord and shall submit two (2) copies thereof to Tenant for its final review and approval, which approval shall be given within two (2) days thereafter. Concurrently with the above review and approval process, Landlord may submit all plans and specifications to City and other applicable governmental agencies in an attempt to expedite City approval and issuance of all necessary permits and licenses to construct the Tenant Improvements as shown on the Working Drawings. Any changes which are required by City or other governmental agencies shall be immediately submitted to Landlord for Landlord's review and reasonable approval, and Landlord shall promptly notify Tenant of such changes.

         (f) SCHEDULE OF CRITICAL DATES. Set forth below is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations for the design, approval, cost and construction of the Tenant Improvements. Such dates and the respective obligations of Landlord and Tenant are more fully described elsewhere in this Work Letter. The purpose of the following schedule is to provide a reference for Landlord and Tenant and to make certain the Final Approval Date occurs as set forth herein. Following the Final Approval Date, Tenant shall be deemed to have released Landlord to commence construction of the Tenant Improvements as set forth in Section 4 below.

          REFERENCE                         DATE DUE                                           RESPONSIBLE
                                                                                                  PARTY

A.     "Preliminary Space Plan              Prior to full execution of the Lease                Tenant and
       Completion"                                                                               Landlord

B.     "Pricing Plan Completion"            Three (3) days after approval of                     Landlord
                                            Preliminary Space Plan

C.     "Approval of Pricing Plan"           Two (2) days after submission to Tenant of            Tenant
                                            Pricing Plan

D.     Preliminary Cost                     Five (5) days after Tenant approval of               Landlord
                                            Pricing Plan

E.     Approval of Preliminary              Two (2) days after submission to Tenant of            Tenant
       Cost                                 Preliminary Cost

F.     "Working Drawings                    Three (3) weeks after Tenant approval of             Landlord
       Completion"                          Preliminary Cost to complete Tenant
                                            Improvements

G.     "Approval of Working                 Two (2) days after submission to Tenant of             Tenant
          Drawings"                         Working Drawings

H.     "Working Drawing                     Three (3) days after Landlord's receipt of            Landlord
       Revision Completion" (if             Tenant revisions to Working Drawings
       applicable)

I.     "Final Approval Date"                Two (2) days after submission to Tenant of             Tenant
                                            Working Drawings Revision or upon
                                            Tenant approval of Working Drawings.

J.     Final Cost Estimate                  Five (5) days from receipt of Tenant                  Landlord
                                            Approval of Working Drawings

K.     Approval of Final Cost               Two (2) days after submission to Tenant of             Tenant
       Estimate                             Final Cost Estimate

L.     City Working Drawings                Three (3) days after Landlord's receipt of            Landlord
       Revision Completion                  City revisions to Working Drawings

M.     Approval of City Working             Two (2) days after submission to Tenant of             Tenant
       Drawings Revisions                   City Working Drawings Revisions (if
                                            substantial)

May 2, 2000

3.       BUILDING PERMIT

         After the Final Approval Date has occurred, Landlord shall, if Landlord has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no substantial changes shall be made to the Working Drawings that will: (i) substantially increase the cost to Tenant; or,
(ii) materially and adversely affect the use of the Premises by Tenant, without the prior written approval of both Landlord and Tenant to occur within two (2) days of presentation of said changes and increased costs, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

4.       CONSTRUCTION OF TENANT IMPROVEMENTS

         After the Final Approval Date has occurred and a building permit for the work has been issued, Landlord shall, through a guaranteed maximum cost or fixed price (at Landlord's sole option) construction contract ("Construction Contract") with a reputable, licensed contractor selected by Landlord ("Contractor"), cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first class materials. The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Sections 5 and 6 of this Work Letter. Landlord shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises. Upon substantial completion of the Tenant Improvements, Tenant shall comply with all laws, ordinances, regulations, requirements and other directives of any federal, state or local governmental or quasi-governmental authority having or exercising jurisdiction there over. Tenant shall not use or occupy the Premises, or knowingly permit it to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would cause structural injury to the improvements or cause the value or usefulness of the Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Tenant shall obtain and pay for all permits, required for Tenant's occupancy of the Premises and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including, without limitation, the Occupational Health and Safety Act and the Americans with Disabilities Act. If requested by Landlord, Tenant shall provide evidence satisfactory to Landlord of Tenant's compliance.

5.       TENANT IMPROVEMENT ALLOWANCE

         Landlord shall provide Tenant with a Tenant Improvement Allowance in the amount of [$27.00/USF] towards the cost of the design, permitting and construction of the Tenant Improvements, including without limitation design, engineering and consulting fees (collectively, the "Tenant Improvement Costs"). The Tenant Improvement Allowance shall be used for payment of the following Tenant Improvements Costs:

         (a) Preparation by Landlord's Space Planner of the Preliminary Space Plan, Pricing Plan and the Working Drawings and any and all revisions to same as provided in Section 2 of this Work Letter, including without limitation all fees charged by City (including without limitation fees for governmental review including building permits and plan checks) in connection with the Tenant Improvements work in the Premises;

         (b) Construction work for completion of the Tenant Improvements as reflected in the Construction Contract, as well as the costs of suite and directory sign identification of Tenant; and

         (c) All contractors' charges, general conditions, performance bond premiums, construction fees, and construction management and supervision fees.

6.       COSTS IN EXCESS OF TENANT IMPROVEMENT ALLOWANCE AT TENANT'S EXPENSE

         (a) COST APPROVAL. Tenant shall be obligated to bear the excess of the Tenant Improvement Costs in excess of the amount of the Tenant Improvement Allowance available to defray such costs. Within five (5) days of the submission of Working Drawings for plan checking referred to in Section 3 of this Work


May 2, 2000

Letter, Landlord shall prepare and submit to Tenant a written estimate of the amount of the total Tenant Improvement Costs (the "Final Estimate"). In the event the Final Estimate exceeds the TI Cost Estimate (defined below) by more than five percent (5%), Tenant shall either approve or disapprove the Final Estimate by written notice delivered to Landlord within two (2) days after Tenant's receipt thereof. If Tenant fails to deliver to Landlord written notice of its disapproval within such two (2) day period or if the Final Estimate does not exceed the TI Cost Estimate by more than five percent (5%), Tenant shall be deemed to have approved the Final Estimate. If the Final Estimate exceeds the TI Cost Estimate and Tenant approves (or is deemed to have approved) the Final Estimate, Tenant shall include payment to Landlord for the full amount of such excess within said two (2) day period. Landlord shall not have any obligation to commence construction of the Tenant Improvements until Tenant has paid to Landlord the full amount of any such excess, and any delay in the commencement of construction of the Tenant Improvements resulting therefrom shall be chargeable to Tenant as a Tenant Delay (defined below). If Tenant disapproves the Final Estimate within the two (2) day period, Landlord shall have the right to instruct Landlord's Space Planner to revise the Working Drawings in a manner satisfactory to Landlord, after consultation with Tenant, so as to reduce the estimated costs to an amount not greater than five percent (5%) over the TI Cost Estimate, and any excess estimated costs remaining after such amendment shall be paid by Tenant within two (2) days of Tenant's receipt of the revised estimate. If the revised estimated costs remain greater than five percent (5%) over the TI Cost Estimate, then Landlord may, at its sole option, either (i) proceed with the construction of the Tenant Improvements in accordance with the revised Working Drawings, and absorb the cost in excess of five percent (5%) over the TI Cost Estimate, or (ii) terminate this Lease by written notice to Tenant. The term "TI Cost Estimate" shall refer to the greater of the Preliminary Estimate or the Tenant Improvement Allowance, but, in any case, "TI Cost Estimate" shall exclude all costs associated with change orders requested by Tenant.

         (b) FINAL COSTS. Within ninety (90) days after completion by Landlord of the Tenant Improvements, Landlord shall determine the actual final Tenant Improvements Costs and shall submit a written statement of such amount to Tenant. If any estimate previously paid by Tenant exceeds the amount due hereunder from Tenant for such work, such excess shall be refunded to Tenant. If any amount is still due from Tenant for such work, then Tenant shall pay such amount in full within ten (10) days of receipt of Landlord's statement.

7.       CHANGE ORDERS

         Tenant may from time to time request and obtain change orders during the course of construction provided that: (a) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord; (b) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, delay costs resulting from such change orders, processing costs of any governmental entity, and increased construction, construction management and supervision fees, together with an administrative fee to Landlord to cover its change order processing costs of One Hundred Dollars ($ 100.00) per occurrence, shall be the sole and exclusive obligation of Tenant; and (c) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date of the Lease. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay, if any, attributable to such requested change. Within two (2) days of the date such estimated cost adjustment and delay are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant's notice to proceed, the amount of the increased cost, if any, attributable to such change order. Election by Tenant to not proceed with any change order shall not relieve Tenant from its obligation to pay to Landlord its administration processing charge of One Hundred Dollars ($100.00). Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

8.       TENANT DELAYS

         In no event shall the Commencement Date of the Lease be extended or delayed due or attributable to delays due to the fault of Tenant ("Tenant Delays"). Tenant Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

         (a) Tenant's failure to timely review and reasonably approve the Preliminary Space Plan, Pricing Plan or Working Drawings or to promptly cooperate with Landlord's Space Planner and furnish information to Landlord for the preparation of the Preliminary Plan, Pricing Plan and Working Drawings;


May 2, 2000

         (b) Tenant's request for or use of special materials, finishes or installations which are not readily available, provided that Landlord shall notify Tenant in writing that the particular material, finish,' or installation is not readily available promptly upon Landlord's discovery of same;

         (c) Change orders requested by Tenant;

         (d) Interference by Tenant or by Tenant's Agents with Landlord's construction activities;

         (e) Tenant's failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

         (f) Tenant's requested changes in the Preliminary Space Plan, Pricing Plan, Working Drawings or any other plans and specifications after the approval thereof by Tenant or submission thereof by Tenant to Landlord;

         (g) Tenant's failure to approve written estimates of costs in accordance with this Work Letter; and

         (h) Tenant's obtaining or failure to obtain any necessary governmental approvals or permits for Tenant's intended use of the Premises.

         If the Commencement Date of the Lease is delayed by any Tenant Delays, whether or not within the control of Tenant, then the Commencement Date of the Lease and the payment of Rent shall be accelerated by the number of days of such delay. Landlord shall give Tenant written notice within a reasonable time of any circumstance that Landlord believes constitutes a Tenant Delay.

9.       TRADE FIXTURES AND EQUIPMENT

         Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

10.      FAILURE OF TENANT TO COMPLY

         Any failure of Tenant to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under the Lease. In addition to the remedies provided to Landlord in this Work Letter upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in the Lease.

May 2, 2000

                                   EXHIBIT "D"
                          COMMENCEMENT DATE MEMORANDUM

DATE:____________________, 2000

RE: Office Lease dated May _, 2000, by and between Pac Court Associates, L.P., a California limited partnership, as "Landlord", and Integrated Information Systems, Inc., a Delaware corporation, as "Tenant", for the Premises known as 114 Pacifica, Suite 300, Irvine, California.

                                    AGREEMENT

The undersigned hereby agree as follows:

         1. The Tenant Improvements (as defined in the Lease) to the Premises have been substantially completed in accordance with the terms and conditions of the Lease, subject only to "punch list" items agreed to by Landlord and Tenant pursuant to the terms of the Lease.

         2. The Commencement Date, as defined in and determined in accordance with the Lease, is hereby stipulated for all purposes to be

         3. In accordance with the Lease, Monthly Rent (as defined in the Lease) in tile amount of $_________________________, subject to adjustment in accordance with the terms of the Lease, commences to accrue on _____________________________ and is due and payable in advance on the first day of each and every month during the Term (as defined in the Lease). Unless and until notified by Landlord to the contrary, Tenant shall make its Rent checks payable to ____________________________.

"LANDLORD"   PAC COURT ASSOCIATES, L.P., a California limited partnership

             By: Banyan Pacific, LLC, a California limited liability company, general partner

                    By:  Banyan Realty Group, LLC, a California
                         limited liability company, managing member

                         By: ________________________________________
                             George W. Ceithaml, Trustee of the
                             Ceithaml Living Trust #2 dated April 15,
                             1989, managing member

"TENANT"     INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation

             By:  ___________________________________________________
             Its: Jeffrey Frankel, Vice President and General Counsel


May 2, 2000

                                   EXHIBIT "E"
                              RULES AND REGULATIONS

         1. Landlord shall furnish to the Premises during the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, generally recognized national holidays excepted, reasonable air conditioning, heating and ventilation services. Landlord shall also furnish the Building with elevator service, reasonable amounts of electricity for normal lighting and office equipment, and water for lavatory and drinking purposes.

         2. Landlord shall have the right from time to time to establish reasonable rules pertaining to elevator usage, including the allocation and reservation of such usage for Tenant' initial move-in to the Premises, subsequent deliveries to or removal of items from the Premises, and vacation of the Premises.

         3. Landlord shall provide janitorial services five (5) days per week, Sunday through Thursday. The cleaning services provided by Landlord shall exclude refrigerators, microwave ovens and eating utensils (plates, drinking containers and silverware), and interior glass partitions. Should Tenant require any additional or unusual janitorial services necessitated by any nonstandard improvements to the Premises, including, without limitation, wall coverings and upgraded floor coverings installed by or for Tenant, or by reason of any use of the Premises which is in violation of the Lease (and nothing herein shall be deemed a waiver of any such violation), Tenant shall pay to Landlord the cost of any such additional services. Tenant shall pay Landlord for the cost of removal of any of Tenant's refuse and rubbish to the extent that they exceed the amounts usually generated by normal office usage, in Landlord's sole discretion. Any person employed by Tenant to provide janitorial or security services shall, while in the Project and outside of the Premises, be subject to and under the control and direction of Landlord or its designated representative (but not as an agent or servant of Landlord, and the Tenant shall be responsible for all acts of such persons).

         4. No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord's prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

         5. Tenant shall not obtain for use on the Premises ice, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord's prior written consent.

         6. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant's Premises. Under no circumstances is trash to be stored in the corridors. Written notice must be given to Landlord prior to Tenant's move-in, move-out and prior to any subsequent deliveries, including deliveries of furniture, freight and other large or heavy articles. These and all other deliveries may be brought into the Project only at times and in the manner designated by Landlord, as designated in a set of sub-rules and regulations prepared from time to time by Landlord and delivered to Tenant prior to any such move-in, move-out or delivery. These sub-rules and regulations may include, without limitation, a designation of the building door or doors which Tenant may utilize for deliveries, a designation of those sections of the Common Area which may be utilized by delivery vehicles for the purpose of loading or unloading, a requirement of the use of elevator pads, or temporary masonite or plywood floorings, and other protective measures to prevent damage to elevators, floors and walls, and a designation of the days and hours during which deliveries may be made. All deliveries shall always at Tenant's sole responsibility and risk. Tenant shall, prior to any move-in, move-out or delivery activity, obtain and comply with Landlord's current rules relating to such activities. All damage done to the Project by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all waste that is at any time being taken from the Premises directly to the areas designated for disposal.

         7. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

         8. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises. Tenant shall not place typed, handwritten or computer generated signs in the corridors or any other common areas.

         9. In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project. Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord's consent thereto. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 8 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or

May 2, 2000
Page 1 of 4
vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant's cost, upon Landlord's written notice of such determination and demand for removal thereof.

         10. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

         11. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

         12. Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

         13. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord's heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves. If any lights, machines or equipment are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, Landlord shall have the right, at its election, to install or modify any machinery and equipment to the extent Landlord deems necessary to restore temperature balance. The cost of installation, and any additional cost of operation and maintenance, shall be paid by Tenant to Landlord promptly upon demand.

         14. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not, without Landlord's prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

         15. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

         16. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenant and its employees and visitors shall be permitted. Tenant not shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises. The foregoing notwithstanding, Tenant shall have the right to use a microwave and to heat microwavable items typically heated in an office. No hot plates, toasters, toaster ovens or similar open element cooking apparatus shall be permitted in the Premises. Tenant shall maintain all parts of the Premises, including without limitation all cooking and eating areas, in a neat and sanitary condition and free of crumbs, spills, spoilage, and any other condition which may attract insects, rodents or other vermin.

         17. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

         18. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor. Tenant must, upon the termination of its tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant shall not key or re-key any locks. All locks shall be keyed by Landlord's locksmith only.

         19. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as an office building and upon written notice from Landlord Tenant shall refrain from and discontinue such advertising.

         20. Tenant shall have access to the Building 24 hours per day, 7 days per week, 52 weeks per year, provided that Landlord may, but shall not be obligated to, install such access control systems as it deems advisable for the Building. Such systems may, but need not, include a card identification system, tenant access control system, fire stairwell exit door alarm system, elevator control system or any other access controls, in Landlord's discretion. In the event that Landlord elects to provide any or all of such systems or services, Landlord may, discontinue providing them, or any of them, at any time with or without notice and in Landlord's sole and absolute discretion. Landlord may require a deposit as security against the loss of access control cards and/or keys issued to a Tenant and/or require a fee for the replacement of lost keys and/or access control cards. Landlord shall have no liability to Tenant for the provision by Landlord of improper or inadequate access control services, for any breakdown in service, or for the failure by Landlord to provide access control services or any particular access control service. Tenant further acknowledges that Landlord's access control systems may be temporarily inoperative during building

May 2, 2000
Page 2 of 4
emergencies or system repairs. Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any access control cards or any other system of building access as Landlord may establish, and further agrees to supply Landlord with, and update as necessary, a list of employees who have been provided with any access control cards, keys, or any other means of building access. In addition, upon any termination of employment of any employee formerly provided with any such means of access, Tenant agrees to require the return of any access control cards, keys, and any other devices, and to immediately notify Landlord of such termination and of any failure by Tenant to secure the return of any access control card or other device. Returned access control cards or other computer-encoded devices must be turned in to Landlord for reprogramming prior to any transfer to a new employee. If Tenant utilizes the services of outside vendors or service personnel, such as water delivery or plant maintenance, Tenant shall provide Landlord with a list of such persons or companies whether or not they have been provided with any access control cards or other means of access. Tenant shall be responsible for all persons to whom it allows after-hours access and shall be liable to Landlord for all acts of such persons. Tenant shall provide Landlord with the name and telephone numbers (including any mobile phone numbers) of an after-hours emergency contact on behalf of Tenant and the name and phone numbers of any security company providing security to the Premises. Should Tenant elect to provide its own security system with respect to the Premises, Tenant shall provide Landlord with advance notice of the installation of such system, a brief description of the operation of such system, the security code or codes to be used, and the names and telephone numbers (home and mobile) of two (2) emergency contacts on behalf of Tenant.

         21. All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Project, or required by law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises.

         22. The maintenance and service requirements of Tenant will be attended to only in response to inquiries made to Landlord's designated representatives.

         23. Canvassing, soliciting and peddling in, at or around the Project are prohibited and Tenant shall cooperate to prevent the same.

         24. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance. Tenant shall furnish and utilize plastic or wood floor mats so as to minimize carpet damage resulting from the use of rollers on chairs.

         25. No air-conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord. Tenant shall pay the cost of all electricity used for air-conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

         26. There shall not be used in any space, or in the public halls of the Project, either by or on behalf of Tenant, any hand trucks except those equipped with rubber tires and side guards.

         27. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall not permit the consumption in the Premises of more than 2 1/2 watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1 1/2 watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time. In the event that such limits are exceeded, Landlord shall have the right to require Tenant to remove lighting fixtures and equipment and/or to charge Tenant for the cost of the additional electricity consumed.

         28. Parking.

         a) Landlord agrees to maintain, or cause to be maintained, an area specially designated as automobile parking (the "Parking Area"). The Parking Area shall be for the use of Tenant, employees of Tenant, and other tenants or occupants of the Building, as well as patrons, visitors and other invitees of the Building. The Parking Area shall not be used to park large trucks or recreational vehicles.

         b) All vehicles must observe all directional signs and arrows and any posted speed limits. Unless otherwise posted, in no event shall the speed limit exceed five (5) miles per hour.

         c) All vehicles shall park in one (1) stall only. No vehicles shall be parked in areas which are posted or marked as "no parking" or on or in ramps, driveways, aisles or any other area not striped or otherwise designated for parking. Tenant and its employees shall not park in areas designated as "Guest Parking", "Visitor Parking" or as being time-limited, such as "I Hour Parking". Any vehicle parked for any length of time deemed excess by Landlord shall be subject to towing without notice and at the vehicle owner's expense. In no event shall Tenant or its employees interfere with the use and enjoyment of the Parking Area by other tenants of the Building or their employees or invitees.

         d) Washing, waxing, cleaning or servicing of vehicles is prohibited unless authorized by Landlord.

May 2, 2000
Page 3 of 4

         e) Landlord shall not be liable for any damage to a vehicle and all persons parking in the Parking Area are instructed to lock their vehicles. All responsibility for any loss or damage to any vehicle or any personal property therein is assumed by the parker.

         f) Overnight parking is prohibited unless authorized in advance by Landlord.

         g) Tenant agrees to furnish to Landlord, upon request, a list of its employees' names and of Tenant's and its employees' vehicle license numbers.

         h) Tenant shall not use more parking spaces than specifically allocated to it under Section 10.7 of the Lease; nor shall Tenant assign nor sublet any of such spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of Tenant's Lease or an authorized subletting of the Premises.

         29. The Project is a non-smoking Project. Smoking or carrying lighted cigars or cigarettes in the Premises or the Project, including the elevators in the Project, is prohibited.

         30. Landlord shall have the right to control access to the telephone and telecommunications rooms and facilities within the Project for the privacy, security and benefit of all Project tenants and Landlord, and may specify from time to time the manner in which connections to such facilities are performed.

         31. If Tenant has the right to use a balcony adjacent to the Premises (the "Balcony"), the foregoing Rules and Regulations shall apply to Tenant's use of the Balcony and, where applicable and only with respect to this Exhibit "E", the Premises shall be deemed to include the Balcony. In addition, there shall be no smoking, cooking or barbecues, and Tenant shall not play or allowed to be played any live or recorded music, on the Balcony. Tenant shall not place or allow any storage of materials of any kind or any signs, banners or advertisements on the Balcony. Tenant shall not place or allow any furniture or plants on the Balcony without the prior written consent of Landlord which shall not be unreasonably withheld.

         Tenant agrees to comply with all such Rules and Regulations and to cause such compliance by its employees and, to the extent applicable, its invitees. Should Tenant not comply with any of the Rules and Regulations set forth above, Landlord or any "Operator", "Association" or "Declarant" under any Restrictions may serve a three (3) day notice to correct the deficiencies. If Tenant does not comply with the correction notice by the end of the notice period, Tenant will be in default under the Lease, and Landlord and/or its designee shall have the right, without further notice, to cure the violation at Tenant's expense.

         Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt additional rules and regulations applicable to the Premises. Notice of any such amendments and supplements shall be given to Tenant.

                                  EXHIBIT "F"
                         IDENTIFICATION OF RESTRICTIONS

1. Irvine Center Development Agreement recorded January 23, 1984 as Instrument No. 84-030968 of Official Records of Orange County.

2. Covenants, conditions and restrictions in instruments recorded in the Official Records of Orange County as follows: (i) Instrument No. 85-351938, (ii) Instrument No. 86-047979 (amended by Instrument No. 86-063943), (iii) Instrument No. 87-677156 (amended by Instrument No. 88-000363); (iv) Instrument No. 88-206912, and (v) Instrument No. 88-206911 (as amended by Instrument Nos. 89-605650 and 19980598732)

3. Aircraft Notification for Irvine Center (Irvine Spectrum 1) recorded as Instrument No. 85-351939.

                               LEASE RIDER NO. 1
                                LETTER OF CREDIT

                  THIS LEASE RIDER is attached to and made a part of that certain Office Lease dated May 16, 2000, by and between PAC COURT ASSOCIATES, L.P. a California limited partnership, as "Landlord", and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation, as "Tenant", for the Premises known as 114 Pacifica, Suite 300, Irvine, California 92618.

         The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

THE FOLLOWING IS HEREBY ADDED TO THE END OF SECTION 4.5:

LETTER OF CREDIT.

                  (a) Letter of Credit Requirement. As additional security for the full and faithful performance of every provision of this Lease to be performed by Tenant, Tenant shall deposit with Landlord on or before the commencement of construction of Tenant Improvements, an unconditional, irrevocable sight draft letter of credit ("LETTER OF CREDIT") with the stated amount set forth in subparagraph (b) in form and content acceptable to Landlord and drawn on a commercial lender acceptable to Landlord, having a term not shorter than the Lease Term. Tenant shall deliver its proposed form of letter of credit to Landlord no later than ten (10) days after the date of this Lease. Landlord shall not have any obligation to commence construction of the Tenant Improvements until Tenant has delivered the Letter of Credit, and any delay in the commencement of construction of the Tenant Improvements resulting therefrom shall be chargeable to Tenant as a Tenant Delay (as defined in the Work Letter). Tenant shall pay all expenses, points and/or fees incurred in obtaining, renewing or replacing the Letter of Credit.

                  (b) Stated Amount. The initial stated amount of the Letter of Credit shall be the sum of Three Hundred Thousand Dollars ($300,000) ("ORIGINAL STATED AMOUNT"). Provided no Event of Default has occurred, upon the fifth and sixth anniversary of the Commencement Date, the stated amount of the Letter of Credit shall be reduced by $100,000. Upon the occurrence of an Event of Default, Landlord shall have the right to prevent the reduction of the stated amount of the Letter of Credit described in the preceding sentence and reinstate the Original Stated Amount of the Letter of Credit.

                  (c) Landlord Rights upon Default. Upon any Event of Default, without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of an Event of Default, Landlord shall have the right, in Landlord's sole and absolute discretion, to draw upon the Letter of Credit in whole or in part. Landlord may use the proceeds drawn from the Letter of Credit for one or any combination of the following: (1) the payment of any Rent not paid when due, (2) the repair of damage to the Premises, (3) the payment of any other amount which Landlord may spend by reason of an Event of Default, (4) compensation of Landlord for any other loss or damage which Landlord may suffer by reason of an Event of Default to the full extent permitted by law, and/or (5) be retained by Landlord as security ("L/C SECURITY DEPOSIT") for the full and faithful performance of every provision of this Lease to be performed by Tenant. The use, application, retention of or draw on the Letter of Credit, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not be required to proceed against the Letter of Credit and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

                  (d) Landlord Options upon Cure of Default. If an Event of Default is properly cured by Tenant, and such cure is acknowledged by Landlord, the Landlord may, but is not required to, elect one or any of combination of the following options: (1) retain all or any part of amounts drawn on any Letter of Credit as an L/C Security Deposit, and/or (2) return to Tenant all or any part of amounts drawn, minus such amounts already applied by Landlord as provided in subparagraph
         (c) above, provided that Tenant has satisfied the provisions of subparagraph (e).

                  (e) Restoration and Delivery of Letters of Credit. If all or any portion of the Letter of Credit is drawn upon by Landlord hereunder, Tenant shall, within five (5) days after written demand therefore, deposit with Landlord (1) additional cash as part of the L/C Security Deposit such that the sum of the L/C Security Deposit and any undrawn amounts under a valid and enforceable Letter of Credit is not less than the Original Stated Amount; or (2) a replacement Letter of Credit with a

May 2, 2000
Page 1 of 2
sufficient stated amount such that said stated amount plus any L/C Security Deposit is not less than the Original Stated Amount. Tenant's failure to (i) comply with the preceding sentence, or (ii) keep the Letter of Credit in full force and effect as required hereunder shall constitute an Event of Default under this Lease.

         (f) Right to Assign Letters of Credit. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Property and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit or the L/C Security Deposit to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L/C Security Deposit and/or the Letter of Credit.


"LANDLORD"   PAC COURT ASSOCIATES, L.P., a California limited partnership

             By: Banyan Pacific, LLC, a California limited liability company, general partner

                    By:  Banyan Realty Group, LLC, a California
                         limited liability company, managing member

                         By: /s/ George W. Ceithaml
                             George W. Ceithaml, Trustee of the
                             Ceithaml Living Trust #2 dated April 15,
                             1989, managing member


"TENANT" INTEGRATED INFORMATION SYSTEMS, INC., a California corporation


                    By: /s/ Jeffrey Frankel
                    Its:  Jeffrey Frankel,  Vice President and General Counsel




May 2, 2000

                                LEASE RIDER NO. 2
                              OPTION TO EXTEND TERM
                         (Fair Market Value Adjustment)

         THIS LEASE RIDER is attached to and made a part of that certain Office Lease dated May 16, 2000, by and between PAC COURT ASSOCIATES, L.P. a California limited partnership, as "Landlord", and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation, as "Tenant", for the Premises known as 114 Pacifica, Suite 300, Irvine, California 92618.

         The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A.       OPTION TO EXTEND TERM.

                  1. GRANT OF OPTION. Landlord hereby grants to Tenant one (1) option (the "Option") to extend the Term of the Lease for an additional consecutive term of five (5) years ("Extension Term"). The Option shall be exercised only by written notice delivered to Landlord not later than nine (9) months before the expiration of the initial Term of the Lease. If Tenant fails to deliver to Landlord written notice of the exercise of the Option within the time period prescribed above, such Option shall lapse, and there shall be no further right to extend the Term of the Lease. This Option shall be forfeited by Tenant if at any time during the Term an Event of Default has occurred. If Tenant properly exercises the Option, "Term", as used herein and in the Lease, shall be deemed to include the Extension Term, unless specified otherwise herein or in the Lease.

                  2. PERSONAL OPTION. The Option is personal to Tenant. If Tenant assigns or otherwise transfers any interest under the Lease prior to the exercise of the Option, the Option shall lapse. If Tenant assigns or otherwise transfers any interest of Tenant under the Lease after the exercise of the Option but prior to the commencement of the Extension Term, the Option shall lapse and the Term of the Lease shall expire as if the Option were not exercised.

                  3. CALCULATION OF MONTHLY RENT. The Monthly Rent during the Extension Term shall be determined, as of the commencement of the Extension Term to the greater of (a) the "Fair Market Value" of the Premises or (b) the last Monthly Rent paid at the end of the initial Term. The "Fair Market Value" shall be determined in the following manner: Not later than one hundred eighty (180) days prior to the commencement of the Extension Term, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Fair Market Value of the Premises as of commencement of the Extension Term. If Landlord and Tenant have not mutually agreed in writing upon the Fair Market Value of the Premises at least one hundred fifty (150) days prior to the applicable commencement of the Extension Term, the Fair Market Value shall be determined by the following appraisal method:

                           a. PROCEDURE. If Landlord and Tenant are not able to
                  agree upon the Fair Market Value of the Premises within the time period described above, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than one hundred twenty (120) days prior to the commencement date of the Extension Term. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than one hundred fifteen (115) days prior to the commencement of the Extension Term, and Landlord and Tenant shall each give written notice to the other of such appointment at the time of such appointment. Within five (5) days thereafter, the two appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser and to give written notice thereof to the other party within the prescribed time period, the single appraiser appointed shall determine the Fair Market Value of the Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party (such selection to be by written notice thereof to such appraiser and the other party) shall determine the Fair Market Value of the Premises. Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser if applicable. All appraisers shall have at least five (5) years' experience in the appraisal of commercial/industrial real property in the area in which the Premises are located and shall be members of professional organizations such as MAI or its equivalent. If a single appraiser is chosen, then such appraiser shall determine the Fair Market Value of the Premises. Otherwise, the Fair Market Value of the Premises shall be the arithmetic average of the two (2) of the three
                  (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. Landlord and


May 2, 2000

Tenant shall instruct the appraiser(s) to complete their determination of the Fair Market Value not later than eighty (80) days prior to the commencement of the Extension Term.

         b. DEFINITION OF FAIR MARKET VALUE. For the purposes of such appraisal, the term "Fair Market Value" shall mean the price that a ready and willing tenant would pay, as of the commencement of the Extension Term, as monthly rent, to a ready and willing landlord of Property comparable to the Premises if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. The Fair Market Value may include periodic increases in Rent during the Extension Term as determined by the appraiser. As used herein, "Property comparable to the Premises" shall mean property located in a Class A office building within the Irvine Center. In no event shall the Monthly Rent be reduced below the Monthly Rent applicable to the Premises just prior to the end of the initial Lease Term

"LANDLORD"   PAC COURT ASSOCIATES, L.P., a California limited partnership

             By: Banyan Pacific, LLC, a California limited liability company, general partner

                    By:  Banyan Realty Group, LLC, a California
                         limited liability company, managing member

                         By: /s/ George W. Ceithaml
                             George W. Ceithaml, Trustee of the
                             Ceithaml Living Trust #2 dated April 15,
                             1989, managing member


"TENANT" INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation


                    By: /s/ Jeffrey Frankel
                    Its:  Jeffrey Frankel,  Vice President and General Counsel


May 2, 2000

                               LEASE RIDER NO. 3
                RIGHT OF FIRST REFUSAL TO LEASE CONTIGUOUS SPACE

         THIS LEASE RIDER is attached to and made a part of that certain Office Lease dated May 16, 2000, by and between PAC COURT ASSOCIATES, L.P. a California limited partnership, as "Landlord", and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation, as "Tenant", for the Premises known as 114 Pacifica, Suite 300, Irvine, California 92618.

         The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A. Tenant shall have a one-time right of first refusal ("Right of First Refusal") during the Term of the Lease with respect to any intended lease between Landlord and any third party for already existing improved office space on the third floor of the Building contiguous to the initially leased Premises ("Expansion Space"). If at any time during the Term of the Lease, Landlord receives a bona fide offer to lease all or any portion of such Expansion Space to a third party under terms acceptable to Landlord, Landlord shall first deliver written notice thereof to Tenant ("Landlord's Notice"). For a period of seven (7) business days following Tenant's receipt of Landlord's Notice, Tenant shall have the right to lease the space covered by such offer upon the terms and conditions set forth in such offer to the extent such terms as set forth in the offer are acceptable to Landlord by delivering to Landlord within said seven (7) business day period written notice ("Election Notice") of its election to exercise its Right of First Refusal. If Tenant fails or elects not to exercise its Right of First Refusal granted pursuant to this Paragraph within said seven
(7) business day period, the Right of First Refusal shall automatically terminate without further action of the parties, and Landlord shall be free to lease the space covered by such offer, or any other space in the Project, to the third party offeror or any subsequent offeror. This Right of First Refusal shall be exercisable by Tenant on the express condition that at no time prior to the exercise of the Right of First Refusal shall there have occurred an Event of Default, and that at the time of the exercise of such Right of First Refusal no Event of Default shall have occurred and be continuing under the Lease. Further, if following the valid exercise of the Right of First Refusal and prior the execution of a formal lease for the Expansion Space, an Event of Default occurs, then at Landlord's option, the Right of First Refusal shall lapse as if it were never exercised.

B. Tenant's Right of First Refusal shall be subject and subordinate to all rights which have been granted by Landlord prior to the execution of the Lease to other tenants of the Project, including without limitation, rights of first opportunity, options and/or rights of first offer or refusal with respect to the Expansion Space. The Right of First Refusal is personal to Tenant and may not be exercised by or be assigned to any person or entity other than Tenant and shall terminate and be of no further force or effect upon the assignment of the Lease or subletting of the Premises to any person or entity, whether or not consented to by Landlord.

C. Should Tenant properly exercise its Right of First Refusal, subject to Landlord's rights with respect to the design and construction of the Expansion Space, Tenant shall be permitted access and use of then existing telecommunication conduits between the Premises and the Expansion Space for the purposes of telecommunications cabling, provided that said conduits have sufficient capacity for Tenant's telecommunications cabling. Such use shall be at no additional cost to Tenant during the Term.

"LANDLORD"   PAC COURT ASSOCIATES, L.P., a California limited partnership

             By: Banyan Pacific, LLC, a California limited liability company, general partner

                    By:  Banyan Realty Group, LLC, a California
                         limited liability company, managing member

                         By: /s/ George W. Ceithaml
                             George W. Ceithaml, Trustee of the
                             Ceithaml Living Trust #2 dated April 15,
                             1989, managing member


"TENANT" INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation


                    By: /s/ Jeffrey Frankel
                    Its:  Jeffrey Frankel,  Vice President and General Counsel





May 2, 2000

                               LEASE RIDER NO. 4
                                 SIGNAGE RIGHT

         THIS LEASE RIDER is attached to and made a part of that certain Office Lease dated May 16, 2000, by and between PAC COURT ASSOCIATES, L.P. a California limited partnership, as "Landlord", and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation, as "Tenant", for the Premises known as 114 Pacifica, Suite 300, Irvine, California 92618.

         The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A. In addition to the rights granted under the Lease, Tenant shall be entitled to identification signage, together with two other tenants of the Project, on a monument sign to be constructed in the Common Area of the Project, in accordance with the Project's sign criteria. In consideration of such sign rights, Tenant shall pay a fee to Landlord equal to one third (a) of the costs incurred by Landlord in constructing the monument sign (including without limitation, design, permitting and hard construction costs). Tenant shall also be obligated to pay for the cost of Tenant's own signage to be placed on the monument sign and for the installation, maintenance, repair, and, upon termination or expiration of the Lease, the removal, of Tenant's sign.

"LANDLORD"   PAC COURT ASSOCIATES, L.P., a California limited partnership

             By: Banyan Pacific, LLC, a California limited liability company, general partner

                    By:  Banyan Realty Group, LLC, a California
                         limited liability company, managing member

                         By: /s/ George W. Ceithaml
                             George W. Ceithaml, Trustee of the
                             Ceithaml Living Trust #2 dated April 15,
                             1989, managing member


"TENANT" INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation


                    By: /s/ Jeffrey Frankel
                    Its:  Jeffrey Frankel,  Vice President and General Counsel


May 2, 2000

                                LEASE RIDER NO. 5
                               LEASE MODIFICATIONS

         THIS LEASE RIDER is attached to and made a part of that certain Office Lease dated May 16, 2000, by and between PAC COURT ASSOCIATES, L.P. a California limited partnership, as "Landlord", and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation, as "Tenant", for the Premises known as 114 Pacifica, Suite 300, Irvine, California 92618.

         The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A.       Section 3.7: No Representations. The following sentence is added after
         Section 3.7:

         Landlord hereby represents and warrants to Tenant as follows:

                           (a) To the best of Landlord's knowledge based on its
                  receipt of a certificate of occupancy (the "C of O") for the Building from the City, Landlord represents that the base, core and shell elements of the Building were in compliance with all Applicable Laws as of the date of the C of O.

                           (b) To the best of Landlord's knowledge, the
                  Restrictions do not prohibit the use of the Premises for general and administrative office uses.

B. Section 6.8: Hazardous Materials. The following new provision is added after Section 6.7:

                  6.8 Landlord hereby represents that, prior to the date of this Lease, to Landlord's actual knowledge without duty of independent investigation, no Hazardous Materials existed in the Premises or Building in violation of any Hazardous Materials Laws, except that Landlord makes no representation with respect to the portions of the Building which have been leased to other tenants.

C.       Section 7.1: Tenant to Bear Tenant's Share of Excess Project Expenses:
         The following sentence is added after Section 7.1:

         If, as a result of Tenant's examination, Tenant claims that Operating Expenses and Property Taxes, in the aggregate, for any fiscal year were overstated by five percent (5%) or more, Tenant shall promptly give written notice to Landlord after the audit and provide a complete copy of the audit report to Landlord. Said notice shall clearly reflect the reasons for the disagreement and the amount claimed by Tenant as due to Landlord. Tenant and Landlord shall then meet in an effort to resolve the differences in their respective findings. If a resolution is not reached within twenty (20) days of Tenant's written notice, then the parties shall refer the issue to an independent certified public accountant, chosen by Landlord and approved by Tenant, to audit the Operating Expenses for the period in question. The findings of the independent certified public accountant shall be binding on both Landlord and Tenant. To the extent that the independent certified public accountant's determination of Operating Expenses indicates that the expenses reflected on Landlord's statement were overstated by more than five percent (5%) of the actual Operating Expenses for the subject year, then Landlord shall bear the cost of the audit and shall refund all amount of over payment made by Tenant within ten (10) days following receipt of the independent certified public accountant's determination. If the independent certified public accountant's determination of Operating Expenses indicates that the expenses reflected on Landlord's statement were not overstated by more than five percent (5%) of the actual Operating Expenses for the subject year, then Tenant shall bear the cost of the audit.

D. Section 7.3: Definition of Operating Expenses. The following sentence is added after Section 7.3:

         Notwithstanding the foregoing, Operating Expenses shall not include the following:

                           (a) Costs for which Landlord is reimbursed by
                  individual tenants of the Building, except for costs represented by Operating Expenses.

May 2, 2000
Page 1 of 4

                           (b) Expenses for repairs and other work occasioned by
                  fire, windstorm or other casualty to the extent the Landlord is reimbursed by insurance proceeds or condemnation award.

                           (c) Overhead and administrative costs of Landlord not
                  directly incurred in the operation and maintenance of the Building, unless otherwise provided in this Lease;

                           (d) Depreciation or amortization of the Building or
                  its contents or components.

                           (e) Cost for alteration and additions that are in the
                  nature of capital improvements (determined in accordance with generally accepted accounting principles) but, notwithstanding the foregoing, Operating Expenses shall include the cost of compliance with any change in any statute, ordinance, regulation, order or other law applicable to the Project coming into effect after the Commencement Date, provided however, any such cost shall be amortized in a commercially reasonable manner, and Operating Expenses shall include such allocable portion for each year included within the Term.

                           (f) Rentals and other related expenses incurred in
                  leasing a heating, ventilation and air conditioning system, elevators, or other items (except equipment not affixed to the Building which is used in providing janitorial or similar services to the Building and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Building) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Expenses pursuant to this Lease;

                           (g) Expenses incurred in obtaining new tenants or
                  retaining existing tenants, including leasing commissions, legal expenses, advertising, entertaining or promotion, excluding, however, expenses for promotions which benefit all tenants of the Building.

                           (h) Interest, amortization or other costs, including
                  legal fees, associated with any mortgage, loan or refinancing of the Building or any Common Areas, transfer or recordation taxes and other charges in connection with the transfer of ownership in the Building, and rental due under any ground lease relating to the property on which the Building is located.

                           (i) The cost of any item or service which Tenant
                  separately reimburses Landlord or pays to third parties, or which Landlord provides selectively to one or more tenants of the Building, other than Tenant, for which Landlord is reimbursed by such other tenant(s).

                           (j) Any interest or penalty incurred due to the late
                  payment of any operating expense and/or real estate tax.

                           (k) Any personal property taxes of Landlord for
                  equipment or items not used directly in the operation or maintenance of the Building, nor connected therewith.

                           (l) Fees payable by Landlord for management of the
                  Building to the extent such fees are in excess of the greater of three percent (3%) or fees charged by a majority of landlords of comparable buildings in the Irvine Spectrum Center area.

                           (m) Payroll, payroll related and other expenses
                  related to any employees of Landlord above the Building Manager or equivalent operational level, or not working full-time on the management or operation of the Building, provided that such expenses of persons working part-time on the management or operation of the Building may be included if equitably allocated to reflect actual time spent on the Building.

May 2, 2000

                           (n) The cost of overtime or other expense to Landlord
                  in performing work expressly provided in this Lease to be borne at Landlord's expense.

                           (o) All expenses directly resulting from the sole
                  active negligence or willful misconduct of Landlord or Landlord's Agents.

                           (p) All bad debt loss, rent loss or reserve for bad
                  debt or rent loss.

                           (q) Payroll and payroll related expenses for any
                  employees in commercial concessions operated by Landlord.

                           (r) Costs associated with the remediation, as
                  required by applicable Hazardous Materials Laws, of Hazardous Materials released by Landlord or Landlord's Agents.

E. Section 8.1: Permitted Alterations. The following sentences are added at the end of Section 8.1:

         Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to make strictly cosmetic, non-structural additions and alterations to the interior portions of the Premises which do not create a Design Problem and do not cost more than $1,000 ("Cosmetic Alterations"), provided that Tenant has given five (5) business days prior notice to Landlord and delivered accurate plans and specifications. Tenant shall also have the right to install phone, computer and telecommunications lines and cabling that do not affect the Building's systems and are located entirely within the Premises. Upon the termination of this Lease, Tenant shall, at Tenant's expense, remove any or all non-structural Alterations installed by or on behalf of Tenant (including without limitation, telephone, data transmission, fiber-optic and other telecommunications cabling and related facilities) and return the Premises to its condition as of the Commencement Date of this Lease, normal wear and tear excepted. Landlord may, by giving Tenant written notice ninety (90) days before the termination of this Lease, require that Tenant refrain from removing any or all of the Alterations.

F. Section 15.11: Limitation of Actions Against Tenant and Landlord. The following sentences are added to Section 15.11:

         Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless Tenant commences an action thereon within one (1) year after the date that the act, omission, event or default upon which the claim, demand or right arises, is actually discovered by Tenant. Tenant waives all statutes of limitations providing for a greater period of time for the bringing of such action. Any claim, demand or right of any kind by Landlord which is based upon or arises in connection with this Lease shall be barred unless Landlord commences an action thereon within one (1) year after the date that the act, omission, event or default upon which the claim, demand or right arises, is actually discovered by Landlord. Landlord waives all statutes of limitations providing for a greater period of time for the bringing of such action. In no event shall this Section
         15.11 be construed to extend existing statutes of limitations. In addition, nothing in this Section 15.11 shall limit the ability of Landlord or Tenant to bring an action for contribution or indemnity against the other party for tort claims brought by third parties, subject to applicable statutes of limitations provisions of Applicable Laws.

May 2, 2000

"LANDLORD"   PAC COURT ASSOCIATES, L.P., a California limited partnership

             By: Banyan Pacific, LLC, a California limited liability company, general partner

                    By:  Banyan Realty Group, LLC, a California
                         limited liability company, managing member

                         By: /s/ George W. Ceithaml
                             George W. Ceithaml, Trustee of the
                             Ceithaml Living Trust #2 dated April 15,
                             1989, managing member


"TENANT" INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation


                    By: /s/ Jeffrey Frankel
                    Its:  Jeffrey Frankel,  Vice President and General Counsel

May 2, 2000
Page 4 of 4